Filed Pursuant to
Rule 424(b)(5)
File No. 333-109775


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11
IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 7 IN THE
PROSPECTUS.

The certificates will represent interests in the trust only and will not represent an interest in, or an obligation of, the sellers, the servicer or the depositor or any of their affiliate.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 19, 2004)
[LOGO]



                           $376,573,000 (APPROXIMATE)

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2004-CB4

               CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                     SELLER

                            LITTON LOAN SERVICING LP
                                    SERVICER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    DEPOSITOR

                           -------------------------

The 2004-CB4 Trust will hold a pool of one- to four-family residential first and second lien mortgage loans. The mortgage loans will consist of fixed-rate and adjustable-rate mortgage loans. You can find a list of the classes of offered certificates, together with their initial certificate principal balances and pass-through rates, in the summary of this prospectus supplement. Credit enhancement for the offered certificates will be provided in the form of excess interest, subordination and overcollateralization.

The C-BASS Mortgage Loan Asset-Backed Certificates that are offered by this prospectus supplement will be purchased by the underwriters from J.P. Morgan Acceptance Corporation I, as depositor, and are being offered by the underwriters from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to J.P. Morgan Acceptance Corporation I from the sale of these certificates will be approximately 99.74% of their initial principal balance, before deducting expenses estimated to be $181,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. DELIVERY OF THE OFFERED CERTIFICATES WILL BE MADE ON OR ABOUT JULY 7, 2004 IN BOOK-ENTRY FORM.

Delivery of the offered certificates will be made on or about July 7, 2004 in book-entry form



                           -------------------------

                                    JPMORGAN
                               (Sole Lead Manager)

CITIGROUP                                              BLAYLOCK & Partners, L.P.

                                  (Co-Managers)

                                  July 1, 2004

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

                  We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

                  If the terms of your certificates and any other information contained herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

                  We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                  You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Certain Definitions" in this prospectus supplement.

                  Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

                  Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

           Woolworth Building                Chicago Regional Office
           233 Broadway                      Citicorp Center
           New York, New York 10279          500 West Madison Street, Suite 1400
                                             Chicago, Illinois 60661

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

         This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                           J.P. MORGAN SECURITIES INC.
                              PROSPECTUS DEPARTMENT
                      34 EXCHANGE PLACE, 4TH FLOOR, PLAZA 2
                           HARBORSIDE FINANCIAL CENTER
                          JERSEY CITY, NEW JERSEY 07311
                                 (201) 524-8393

         You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT



SUMMARY OF PROSPECTUS
     SUPPLEMENT.......................................S-1
RISK FACTORS.........................................S-11
USE OF PROCEEDS......................................S-21
THE MORTGAGE POOL....................................S-21
     General.........................................S-22
     FHA and VA Mortgage Loans.......................S-23
     Terms of the Mortgage Loans.....................S-24
     Mortgage Loan Statistics........................S-24
     Credit Scores...................................S-32
     The Index.......................................S-33
     Underwriting Standards..........................S-33
THE SELLER...........................................S-35
YIELD ON THE CERTIFICATES............................S-35
     General Prepayment Considerations...............S-35
     Special Yield Considerations....................S-37
     Weighted Average Lives..........................S-38
DESCRIPTION OF THE CERTIFICATES......................S-49
     General Description of the Certificates.........S-49
     Book-Entry Certificates.........................S-50
     Glossary of Terms...............................S-54
     Pass-Through Rates..............................S-63
     Calculation of LIBOR............................S-64
     Interest Distributions..........................S-65
     Principal Distributions.........................S-65
     Credit Enhancement..............................S-67
     Application of Monthly Excess Cashflow Amounts..S-68
     Allocation of Losses............................S-70
POOLING AND SERVICING AGREEMENT......................S-71
     General Description of the Pooling
      and Servicing Agreement........................S-71
     Assignment of the Mortgage Loans................S-71
     Advances........................................S-71
     The Servicer....................................S-72
     Servicing and Other Compensation and
      Payment of Expenses............................S-74
     The Trustee.....................................S-74
     Events of Default...............................S-75
     Voting Rights...................................S-75
     Termination.....................................S-75
     Pledge of Servicing Rights......................S-76
     Optional Purchase of Defaulted Loans............S-76
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............S-76
     Taxation of Regular Certificates................S-77
     Tax Treatment of Offered Certificates
       For Certain Purposes..........................S-79
     The LIBOR Carryover Reserve Account.............S-79
     Other Taxes.....................................S-79
ERISA CONSIDERATIONS.................................S-79
METHOD OF DISTRIBUTION...............................S-83
SECONDARY MARKET.....................................S-84
LEGAL OPINIONS.......................................S-84
RATINGS..............................................S-84
LEGAL INVESTMENT.....................................S-85
ANNEX I...............................................I-1


                                   PROSPECTUS

RISK FACTORS...........................................7
THE TRUST FUND........................................11
     General..........................................11
     The Loans........................................13
     Modification of Loans............................20
     Agency Securities................................20
     Private Mortgage-Backed Securities...............27
     Representations by Sellers or
      Originators; Repurchases........................29
     Substitution of Trust Fund Assets................31
USE OF PROCEEDS.......................................31
THE DEPOSITOR.........................................32
DESCRIPTION OF THE SECURITIES.........................32
     General..........................................32
     Distributions on Securities......................35
     Advances.........................................36
     Reports to Securityholders.......................37
     Categories of Classes of Securities..............39
     Indices Applicable to Floating Rate and
       Inverse Floating Rate Classes..................42
     LIBOR............................................42
     COFI.............................................43
     Treasury Index...................................45
     Prime Rate.......................................46
     Book-Entry Registration of Securities............46
CREDIT ENHANCEMENT....................................50
     General..........................................50
     Subordination....................................50
     Letter of Credit.................................52

     Insurance Policies, Surety Bonds and Guaranties..52
     Over-Collateralization...........................53
     Spread Account...................................53
     Reserve Accounts.................................53
     Pool Insurance Policies..........................55
     Cross-Collateralization..........................57
     Other Insurance, Surety Bonds, Guaranties,
      and Letters of Credit...........................57
     Derivative Products..............................58
YIELD AND PREPAYMENT CONSIDERATIONS...................58
THE AGREEMENTS........................................61
     Assignment of the Trust Fund Assets..............61
     No Recourse to Sellers, Originators,
      Depositor or Master Servicer....................64
     Payments on Loans; Deposits to Security
         Account......................................64
     Pre-Funding Account..............................66
     Sub-Servicing by Sellers.........................68
     Hazard Insurance.................................68
     Realization Upon Defaulted Loans.................71
     Servicing and Other Compensation and
      Payment of Expenses.............................72
     Evidence as to Compliance........................73
     Matters Regarding the Master Servicer
      and the Depositor...............................73
     Events of Default; Rights Upon Event of Default..74
     Amendment........................................77
     Termination; Optional Termination................78
     The Trustee......................................79
MATERIAL LEGAL ASPECTS OF THE LOANS...................79
     General..........................................79
     Foreclosure/Repossession.........................81
     Environmental Risks..............................83
     Rights of Redemption.............................85
     Anti-deficiency Legislation and Other
      Limitations on Lenders..........................85
     Due-on-Sale Clauses..............................86
     Enforceability of Prepayment and Late
      Payment Fees....................................87
     Applicability of Usury Laws......................87
     The Contracts....................................88
     Installment Contracts............................91
     Servicemembers Civil Relief Act..................91
     Junior Mortgages; Rights of Senior
         Mortgagees...................................92
     Commercial Loans.................................93
     The Title I Program..............................95
     Consumer Protection Laws.........................99
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..............99
     General  ........................................99
     Taxation of Debt Securities.....................101
     Taxation of the REMIC and Its Holders...........107
     REMIC Expenses; Single Class REMICS.............108
     Taxation of the REMIC...........................109
     Taxation of Holders of Residual Interest
              Securities.............................110
     Administrative Matters..........................114
     Tax Status as a Grantor Trust...................115
     Sale or Exchange................................118
     Miscellaneous Tax Aspects.......................118
     Tax Treatment of Foreign Investors..............119
     Tax Characterization of the Trust Fund
      as a Partnership...............................120
     Tax Consequences to Holders of the Notes........121
     Tax Consequences to Holders of the
         Certificates................................123
     Taxation of Trust as FASIT......................128
     Treatment of FASIT Regular Securities...........131
     Treatment of High-Yield Interests...............132
     Tax Treatment of FASIT Ownership
         Securities..................................132
STATE TAX CONSIDERATIONS.............................133
ERISA CONSIDERATIONS.................................134
     General.........................................134
     Prohibited Transactions.........................134
     Plan Asset Regulation...........................135
     Prohibited Transaction Class
         Exemption 83-1..............................136
     The Underwriter's Exemption.....................137
     Insurance Company Purchasers....................140
     Consultation with Counsel.......................141
LEGAL INVESTMENT.....................................141
METHOD OF DISTRIBUTION...............................144
LEGAL MATTERS........................................145
FINANCIAL INFORMATION................................145
RATING...............................................145
WHERE YOU CAN FIND MORE INFORMATION..................146
INCORPORATION OF CERTAIN
     DOCUMENTS BY REFERENCE..........................147
GLOSSARY.............................................148

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

ISSUER..................................      2004-CB4 Trust.

TITLE OF SERIES.........................      C-BASS Mortgage Loan Asset-Backed
                                              Certificates, Series 2004-CB4.

CUT-OFF DATE............................      June 1, 2004.

CLOSING DATE............................      On or about July 7, 2004.

DEPOSITOR...............................      J.P. Morgan Acceptance Corporation
                                              I. The depositor will deposit the
                                              mortgage loans into the trust. The
                                              depositor is an affiliate of one
                                              of the underwriters. See "The
                                              Depositor" in the prospectus.

SELLER..................................      Credit-Based Asset Servicing and
                                              Securitization LLC will sell the
                                              mortgage loans to the depositor.
                                              The mortgage loans were acquired
                                              generally in accordance with the
                                              underwriting standards described
                                              herein. See "The Mortgage
                                              Pool--Underwriting Standards" in
                                              this prospectus supplement.

SERVICER................................      Litton Loan Servicing LP, a
                                              Delaware limited partnership will
                                              be the servicer of the mortgage
                                              loans. Any obligation specified to
                                              be performed by the master
                                              servicer in the prospectus is an
                                              obligation to be performed by the
                                              servicer with respect to the
                                              mortgage loans. See "Pooling and
                                              Servicing Agreement--The Servicer"
                                              in this prospectus supplement.

TRUSTEE.................................      U.S. Bank National Association, a
                                              national banking association will
                                              be the trustee. See "Pooling and
                                              Servicing Agreement--The Trustee"
                                              in this prospectus supplement.

DISTRIBUTION DATES......................      Distributions on the offered
                                              certificates will be made on the
                                              25th day of each month, or, if
                                              that day is not a business day, on
                                              the next succeeding business day,
                                              beginning in July 2004.

OFFERED CERTIFICATEs....................      Only the certificates listed in
                                              the immediately following table
                                              are being offered by this
                                              prospectus supplement. Each class
                                              of offered certificates will have
                                              the initial certificate principal
                                              balance and pass-through rate set
                                              forth or described in the
                                              immediately following table.

================================================================================
                            INITIAL CERTIFICATE
        CLASS              PRINCIPAL BALANCE(1)          PASS-THROUGH RATE
A-1...............             $165,800,000                        (2)
A-2...............              $20,700,000                 4.104% (3)
A-3...............              $54,600,000                 4.632% (3)
A-4...............              $32,300,000                 5.497% (3)
A-5...............              $24,583,000                 6.280% (3)
A-6...............              $33,100,000                 5.372% (3)
M-1...............              $17,800,000                 5.774% (3)
M-2...............              $15,822,000                 6.267% (3)
M-3...............               $3,956,000                 6.365% (3)
B-1...............               $3,956,000                 6.464% (3)
B-2...............               $3,956,000                 6.662% (3)
================================================================================

(1) These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.
(2)  Interest will accrue on the Class A-1 Certificates based on the lesser of
     (x) one-month LIBOR plus the margin for such class and (y) the weighted average of the net mortgage rates of the mortgage loans, as described in this prospectus supplement. The margin for the Class A-1 Certificates will be 0.170% on and prior to the optional termination date and will be 0.340% if and for so long as the Class A-1 Certificates are outstanding after the optional termination date.
(3) Interest will accrue on each such class based on the lesser of (x) the fixed rate for that class and (y) the weighted average of the net mortgage rates of the mortgage loans, as described in this prospectus supplement. The fixed rate for each such class will be the rate set forth for that class in the table above; provided, that if and for so long as any such class is outstanding after the optional termination date, the fixed rate for such class will be increased by 0.50%.

THE TRUST...............................      The depositor will establish a
                                              trust with respect to the
                                              certificates under the pooling and
                                              servicing agreement, dated as of
                                              the cut-off date, among the
                                              depositor, the seller, the
                                              servicer and the trustee. The
                                              certificates represent beneficial
                                              interests in the trust. See
                                              "Description of the Certificates"
                                              in this prospectus supplement.

                                              The certificates represent in the
                                              aggregate the entire beneficial
                                              ownership interest in the trust.
                                              In addition to the offered
                                              certificates listed above, the
                                              trust will also issue Class B-3,
                                              Class B-4, Class X, Class N, Class
                                              R-X and Class R Certificates which
                                              are not offered under this
                                              prospectus supplement but are
                                              described in this prospectus
                                              supplement in order to provide a
                                              fuller understanding of an
                                              investment in the offered
                                              certificates. Distributions of
                                              interest and principal on the
                                              certificates will be made only
                                              from payments received or advanced
                                              in connection with the mortgage
                                              loans.
DESIGNATIONS............................      Each class of certificates will
                                              have different characteristics,
                                              some of which are reflected in the
                                              following general designations.

                                              o        Class A Certificates

                                              Class A-1 Certificates, Class A-2
                                              Certificates, Class A-3
                                              Certificates, Class A-4
                                              Certificates, Class A-5
                                              Certificates and Class A-6
                                              Certificates.

                                              o        Senior Certificates

                                              Class A Certificates

                                              o        Mezzanine Certificates

                                              Class M-1 Certificates, Class M-2
                                              Certificates, Class M-3
                                              Certificates, Class B-1
                                              Certificates, Class B-2
                                              Certificates, Class B-3
                                              Certificates and Class B-4
                                              Certificates.

                                              o        Class M Certificates

                                              Class M-1 Certificates, Class M-2
                                              Certificates and Class M-3
                                              Certificates.

                                              o        Class B Certificates

                                              Class B-1 Certificates, Class B-2
                                              Certificates, Class B-3
                                              Certificates and Class B-4
                                              Certificates.

                                              o        Subordinate Certificates

                                              Mezzanine Certificates, Class X
                                              Certificates and Class N
                                              Certificates.

                                              o        Residual Certificates

                                              Class R-X and Class R
                                              Certificates.

                                              o        Fixed Rate Certificates

                                              Class A-2 Certificates, Class A-3
                                              Certificates, Class A-4
                                              Certificates, Class A-5
                                              Certificates, Class A-6
                                              Certificates, Class M Certificates
                                              and Class B Certificates.

                                              o       Floating Rate Certificates

                                              Class A-1 Certificates.

THE MORTGAGE LOANS......................      The trust will contain
                                              approximately 3,282 one-to
                                              four-family, adjustable-rate and
                                              fixed-rate mortgage loans secured
                                              by first liens and second liens on
                                              residential real properties. The
                                              mortgage loans have an aggregate
                                              principal balance of approximately
                                              $395,378,441 as of the cut-off
                                              date after application of
                                              scheduled payments due on or
                                              before the cut-off date whether or
                                              not received and subject to a
                                              permitted variance of plus or
                                              minus 5%.

                                              References to percentages of the
                                              mortgage loans under this section
                                              are calculated based on the
                                              aggregate principal balance of the
                                              mortgage loans as of the cut-off
                                              date.

                                              The mortgage loans have the
                                              following approximate
                                              characteristics as of the cut-off
                                              date:

                                              Total current principal balance:             $395,378,441.25

                                              Range of current principal balance:          $9,541.52 to $1,484,118.19

                                              Average current principal balance:           $120,468.75

                                              Range of original principal balances:        $10,800.00 to $1,500,000.00

                                              Average original principal balance:          $121,198.35

                                              Fixed rate mortgage loans:                   88.64%

                                              Adjustable mortgage loans:                   11.36%

                                              Six month LIBOR (ARM only):                  90.78%

                                              Other indices (ARM only):                    9.22%

                                              Range of current mortgage rates:             3.125% to 14.750%

                                              Weighted average current mortgage
                                              rate:                                        7.789%

                                              Weighted average combined loan-to-value
                                              ratio at origination:                        82.01%

                                              Weighted average stated remaining term to
                                              maturity:                                    324 months

                                              Balloon mortgage loans:                      4.86%

                                              Second lien mortgage loans:                  5.73%

                                              Mortgage loans with primary mortgage
                                              insurance:                                   8.08%

                                              FHA insured mortgage loans:                  0.04%

                                              FHA uninsured mortgage loans:                0.88%

                                              VA non-guaranteed mortgage loans:            0.03%

                                              Sub-prime mortgage loans:                    87.34%

                                              Owner-financed mortgage loans:               1.68%


                                              Mortgage loans with prepayment charges:      63.98%

                                              Maximum zip code concentration:              0.69%, 11369 ZIP code

                                              Geographic concentrations in
                                              excess of 5%:
                                                            New York                       16.59%
                                                            California                     11.55%
                                                            Florida                        11.44%
                                                            Pennsylvania                    6.98%
                                                            New Jersey                      5.99%

                                              For additional information
                                              regarding the mortgage loans, see
                                              "The Mortgage Pool" in this
                                              prospectus supplement.

THE CERTIFICATES........................      The offered certificates, the
                                              Class B-3 Certificates and the
                                              Class B-4 Certificates will
                                              initially be represented by one or
                                              more global certificates
                                              registered in the name of a
                                              nominee of The Depository Trust
                                              Company in the United States, or
                                              Clearstream Banking Luxembourg and
                                              the Euroclear System, in Europe in
                                              minimum denominations of $25,000
                                              and integral multiples of $1.00 in
                                              excess of the minimum
                                              denominations. A portion of the
                                              Class B-2 Certificates will be
                                              delivered to the seller or its
                                              designee as partial consideration
                                              for the mortgage loans. See
                                              "Description of the
                                              Certificates--Book-Entry
                                              Certificates" in this prospectus
                                              supplement. The offered
                                              certificates will be sold by the
                                              depositor to the underwriters on
                                              the closing date.

CLASS B-3 CERTIFICATES AND CLASS B-4
  CERTIFICATES.......................         The Class B-3 Certificates and the
                                              Class B-4 Certificates are
                                              subordinate to the Class A
                                              Certificates, the Class M-1
                                              Certificates, the Class M-2
                                              Certificates, the Class M-3
                                              Certificates, the Class B-1
                                              Certificates and the Class B-2
                                              Certificates and are not offered
                                              by this prospectus supplement. The
                                              Class B-3 Certificates have an
                                              initial certificate principal
                                              balance of $3,956,000. The Class
                                              B-4 Certificates have an initial
                                              certificate principal balance of
                                              $3,758,000. The pass-through rate
                                              on the Class B-3 Certificates and
                                              on the Class B-4 Certificates will
                                              be 6.750% per annum, each such
                                              rate to be increased by 0.50% if
                                              and for long as such certificates
                                              are outstanding after the optional
                                              termination date, and will be
                                              subject in all cases to a cap
                                              based on the weighted average of
                                              the net mortgage rates of the
                                              mortgage loans as described in
                                              this prospectus supplement. The
                                              Class B-3 Certificates and the
                                              Class B-4 Certificates will be
                                              delivered to the seller or its
                                              designee as partial consideration
                                              for the mortgage loans.

CLASS X CERTIFICATES AND CLASS N
CERTIFICATES.......................           The Class X Certificates and the
                                              Class N Certificates are
                                              subordinate to the Class A
                                              Certificates and the Mezzanine
                                              Certificates and are not offered
                                              by this prospectus supplement. The
                                              Class X Certificates and the Class
                                              N Certificates will be delivered
                                              to the seller or its designee as
                                              partial consideration for the
                                              mortgage loans.

RESIDUAL CERTIFICATES...................      The Class R-X and Class R
                                              Certificates are not offered by
                                              this prospectus supplement. The
                                              Residual Certificates are the
                                              class of certificates representing
                                              the residual interests in the
                                              mortgage loans and will be
                                              delivered to the seller or its
                                              designee as partial consideration
                                              for the mortgage loans.

INTEREST DISTRIBUTIONS..................      On each distribution date, you
                                              will be entitled to receive
                                              interest accrued on your
                                              certificates during the related
                                              accrual period at the pass-through
                                              rate applicable to your class of
                                              certificates and any interest
                                              which you earned previously but
                                              which you did not receive. There
                                              are certain circumstances which
                                              could reduce the amount of
                                              interest paid to you. See
                                              "Description of the
                                              Certificates-Interest
                                              Distributions" in this prospectus
                                              supplement.

PRINCIPAL DISTRIBUTIONS.................      On each distribution date, you
                                              will receive a distribution of
                                              principal if there are funds
                                              available on that date for your
                                              class of certificates. The manner
                                              of distributing principal among
                                              the classes of certificates will
                                              differ, as described in this
                                              prospectus supplement, depending
                                              upon whether a distribution date
                                              occurs before the stepdown date,
                                              or on or after that date, and
                                              depending on the delinquency
                                              performance of the mortgage loans.
                                              You should review the priority of
                                              payments described under
                                              "Description of the
                                              Certificates--Principal
                                              Distributions" in this prospectus
                                              supplement.

CREDIT ENHANCEMENT......................      The credit enhancement provided
                                              for the benefit of the holders of
                                              the offered certificates, the
                                              Class B-3 Certificates and the
                                              Class B-4 Certificates consists of
                                              excess interest, subordination and
                                              overcollateralization, each as
                                              described in this section and
                                              under "Description of the
                                              Certificates--Credit Enhancement"
                                              in this prospectus supplement.

EXCESS INTEREST........................       The mortgage loans bear interest
                                              each month that in the aggregate
                                              is expected to exceed the amount
                                              needed to distribute monthly
                                              interest on the offered
                                              certificates, the Class B-3
                                              Certificates and the Class B-4
                                              Certificates and to pay certain
                                              fees and expenses of the trust.
                                              The excess interest from the
                                              mortgage loans each month will be
                                              available to absorb realized
                                              losses on the mortgage loans and
                                              to maintain or restore
                                              overcollateralization at required
                                              levels.

SUBORDINATION...........................      The rights of the holders of the
                                              Mezzanine Certificates, the Class
                                              X Certificates and the Class N
                                              Certificates to receive
                                              distributions will be
                                              subordinated, to the extent
                                              described in this prospectus
                                              supplement, to the rights of the
                                              holders of the Class A
                                              Certificates.

                                              In addition, the rights of the
                                              holders of the Mezzanine
                                              Certificates with lower
                                              distribution priorities to receive
                                              distributions will be subordinated
                                              to the rights of the holders of
                                              the Mezzanine Certificates with
                                              higher distribution priorities,
                                              and the rights of the holders of
                                              the Class X Certificates and the
                                              Class N Certificates to receive
                                              distributions will be subordinated
                                              to the rights of the holders of
                                              the Mezzanine Certificates, in
                                              each case to the extent described
                                              under "Description of the
                                              Certificates--Allocation of
                                              Losses" in this prospectus
                                              supplement.

                                              Subordination is intended to
                                              enhance the likelihood of regular
                                              distributions on the more senior
                                              certificates in respect of
                                              interest and principal and to
                                              afford the more senior
                                              certificates protection against
                                              realized losses on the mortgage
                                              loans, as described under
                                              "Description of the
                                              Certificates--Allocation of
                                              Losses" in this prospectus
                                              supplement.

OVERCOLLATERALIZATION...................      The aggregate principal balance of
                                              the mortgage loans as of the
                                              cut-off date will exceed the
                                              aggregate certificate principal
                                              balance of the offered
                                              certificates, the Class B-3
                                              Certificates and the Class B-4
                                              Certificates on the closing date
                                              by approximately $11,091,441. This
                                              amount represents approximately
                                              2.81% of the aggregate principal
                                              balance of the mortgage loans as
                                              of the cut-off date, and is the
                                              initial amount of
                                              overcollateralization required to
                                              be provided by the mortgage pool
                                              under the pooling and servicing
                                              agreement. If the level of
                                              overcollateralization falls below
                                              what is required, the excess
                                              interest generated by the mortgage
                                              loans will be distributed to the
                                              offered certificates, the Class
                                              B-3 Certificates and the Class B-4
                                              Certificates as principal. This
                                              will have the effect of reducing
                                              the certificate principal balance
                                              of the offered certificates, the
                                              Class B-3 Certificates and the
                                              Class B-4 Certificates faster than
                                              the principal balance of the
                                              mortgage loans so that the
                                              required level of
                                              overcollateralization is reached.

ALLOCATION OF LOSSES....................      If, on any distribution date after
                                              the aggregate certificate
                                              principal balance of the offered
                                              certificates, the Class B-3
                                              Certificates and the Class B-4
                                              Certificates has been reduced by
                                              the amount of principal
                                              distributed on that date, the
                                              total certificate principal
                                              balance of the offered
                                              certificates, the Class B-3
                                              Certificates and the Class B-4
                                              Certificates is greater than the
                                              total principal balance of the
                                              mortgage loans, realized losses on
                                              the mortgage loans will be
                                              allocated to the offered
                                              certificates, the Class B-3
                                              Certificates and the Class B-4
                                              Certificates in reverse order of
                                              seniority as follows: Class B-4
                                              Certificates, Class B-3

                                              Certificates, Class B-2
                                              Certificates, Class B-1
                                              Certificates, Class M-3
                                              Certificates, Class M-2
                                              Certificates and Class M-1
                                              Certificates. Realized losses will
                                              not be allocated to the Class A
                                              Certificates. Realized losses
                                              which are special hazard losses
                                              will be allocated as described
                                              above, except that if the
                                              aggregate amount of such losses
                                              exceeds a certain level as
                                              specified in this prospectus
                                              supplement, such excess will be
                                              allocated among all the
                                              outstanding classes of
                                              certificates (including the Class
                                              N Certificates and the Class X
                                              Certificates) on a pro rata basis.
                                              See "Description of the
                                              Certificates--Allocation of
                                              Losses" in this prospectus
                                              supplement.

ADVANCES................................      The servicer is required to
                                              advance delinquent payments of
                                              principal and interest on any
                                              first lien mortgage loan, subject
                                              to the limitations described under
                                              "Pooling and Servicing
                                              Agreement--Advances" in this
                                              prospectus supplement. The
                                              servicer is entitled to be
                                              reimbursed for these advances, and
                                              therefore these advances are not a
                                              form of credit enhancement. The
                                              servicer will make only limited
                                              advances with respect to the
                                              unpaid principal balance remaining
                                              at maturity of a balloon loan and
                                              will only advance interest with
                                              respect to second lien mortgage
                                              loans and REO properties. See
                                              "Pooling and Servicing
                                              Agreement--Advances" in this
                                              prospectus supplement and
                                              "Description of the
                                              Securities--Advances" in the
                                              prospectus.

OPTIONAL TERMINATION....................      At its option, the servicer or an
                                              affiliate of the servicer may
                                              purchase all of the mortgage
                                              loans, together with any
                                              properties in respect of such
                                              mortgage loans acquired on behalf
                                              of the trust, and thereby effect
                                              termination and early retirement
                                              of the certificates, after the
                                              aggregate principal balance of the
                                              mortgage loans, and properties
                                              acquired in respect of such
                                              mortgage loans, has been reduced
                                              to less than 10% of the aggregate
                                              principal balance of the mortgage
                                              loans as of the cut-off date. If
                                              this option is not exercised on
                                              the first distribution date on
                                              which it may be exercised - which
                                              we refer to herein as the
                                              "optional termination date" - the
                                              pass-though rates on the offered
                                              certificates, the Class B-3
                                              Certificates and the Class B-4
                                              Certificates will increase as
                                              described in this prospectus
                                              supplement. See "Pooling and
                                              Servicing Agreement--Termination"
                                              in this prospectus supplement and
                                              "The Agreements--Termination;
                                              Optional Termination" in the
                                              prospectus.

MATERIAL FEDERALINCOME TAX
CONSEQUENCES............................      Multiple elections will be made to
                                              treat designated portions of the
                                              trust (exclusive of the LIBOR
                                              Carryover Reserve Account, as
                                              described more fully herein) as
                                              real estate mortgage investment
                                              conduits for federal income tax
                                              purposes. See "Material Federal
                                              Income Tax Consequences--Taxation
                                              of the REMIC and Its Holders" in
                                              the prospectus.

                                              For further information regarding
                                              the federal income tax
                                              consequences of investing in the
                                              offered certificates, see "Federal
                                              Income Tax Consequences" in this
                                              prospectus supplement and
                                              "Material Federal Income Tax
                                              Consequences" in the prospectus.

RATINGS.................................      It is a condition to the issuance
                                              of the certificates that the
                                              offered certificates receive the
                                              following ratings from Moody's
                                              Investors Service, Inc.
                                              ("Moody's"), Standard & Poor's, a
                                              division of The McGraw-Hill
                                              Companies, Inc. ("S&P") and
                                              Dominion Bond Rating Service, Inc.
                                              ("DBRS"):

                                              OFFERED
                                              CERTIFICATES   MOODY'S    S&P    DBRS
                                              ------------   -------    ---    ----
                                              Class A-1      Aaa        AAA     AAA
                                              Class A-2      Aaa        AAA     AAA
                                              Class A-3      Aaa        AAA     AAA
                                              Class A-4      Aaa        AAA     AAA
                                              Class A-5      Aaa        AAA     AAA
                                              Class A-6      Aaa        AAA     AAA
                                              Class M-1      Aa2        AA      AA
                                              Class M-2      A2         A       A (high)
                                              Class M-3      A3         A-      A
                                              Class B-1      Baa1       BBB+    A (low)
                                              Class B-2      Baa2       BBB     BBB (high)

                                              A security rating does not address
                                              the frequency of prepayments on
                                              the related mortgage loans or the
                                              corresponding effect on yield to
                                              investors. A rating is not a
                                              recommendation to buy, sell or
                                              hold securities and the rating
                                              agency can revise or withdraw it
                                              at any time. A rating does not
                                              address the likelihood of the
                                              payment of any LIBOR Carryover
                                              Amount on the Class A-1
                                              Certificates. See "Yield on the
                                              Certificates" and "Ratings" in
                                              this prospectus supplement and
                                              "Yield and Prepayment
                                              Considerations" in the prospectus.

LEGAL INVESTMENT........................      You should consult with counsel to
                                              see if you are permitted to buy
                                              the offered certificates, since
                                              legal investment rules will vary
                                              depending on the type of entity
                                              purchasing the offered
                                              certificates, whether that entity
                                              is subject to regulatory
                                              authority, and if so, by whom. The
                                              offered certificates will not be
                                              "mortgage related securities" for
                                              purposes of the Secondary Mortgage
                                              Market Enhancement Act of 1984, as
                                              amended, because the trust
                                              contains second lien mortgage
                                              loans and owner-financed mortgage
                                              loans that were originated by
                                              individuals and not by financial
                                              institutions or mortgagees
                                              approved by the Secretary of
                                              Housing and Urban Development. See
                                              "Legal Investment" in this
                                              prospectus supplement and in the
                                              prospectus.

ERISA CONSIDERATIONS....................      It is expected that the Class A
                                              Certificates may be purchased by a
                                              pension or other employee benefit
                                              plan subject to the Employee
                                              Retirement Income Security Act of
                                              1974 or Section 4975 of the
                                              Internal Revenue Code of 1986, so
                                              long as certain conditions are
                                              met. If you are a fiduciary of any
                                              employee benefit plan or other
                                              retirement arrangement subject to
                                              the Employee Retirement Income
                                              Security Act of 1974, as amended,
                                              or Section 4975 of the Internal
                                              Revenue Code of 1986 or any
                                              materially similar provisions of
                                              applicable federal, state or local
                                              law, you should consult with
                                              counsel as to whether you can buy
                                              or hold an offered certificate.
                                              Sales of the Mezzanine
                                              Certificates to these plans or
                                              retirement accounts are
                                              prohibited. See "ERISA Matters" in
                                              this prospectus supplement and
                                              "ERISA Considerations" in the
                                              prospectus.

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS.

         Approximately 87.34% of the mortgage loans by aggregate principal balance as of the cut-off date are of sub-prime credit quality and do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover such delays and losses.

THERE ARE RISKS RELATED TO OWNER-FINANCED MORTGAGE LOANS.

         Reduced underwriting standards. Approximately 1.68% of the mortgage loans by aggregate principal balance as of the cut-off date are owner-financed mortgage loans. These mortgage loans were originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor, nor obtain other information customarily obtained during the mortgage loan origination process. As a result, certain information concerning the owner-financed mortgage loans that may be of interest to you is not available. In connection with an acquisition of an owner-financed mortgage loan, the seller obtained and reviewed the credit history and payment history of the mortgagor, as well as conducted an assessment of the value of the property.

         Appraisals may be inaccurate. In acquiring owner-financed mortgage loans, the seller assesses the value of a property, generally using either a prior appraisal if completed within one year of the seller's purchase of the mortgage loan, which generally must be re-certified, or a drive-by appraisal. A drive-by appraisal is not as accurate as a full real estate appraisal because the appraiser does not have access to the interior of the mortgaged property and may not have access to the rear of the mortgaged property. As a result, the appraisal may reflect assumptions the appraiser made regarding the interior or the rear of the mortgaged property which may not be accurate. To the extent the seller has over-appraised the value of a property, such amount may not be recovered during a liquidation proceeding.

THE RECOVERY OF DEFAULTED AMOUNTS UNDER FHA AND VA PROGRAMS IS UNCERTAIN.

         Approximately 0.04% of the mortgage loans are covered by insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs. As described in this prospectus supplement, the amount of coverage may be limited. In addition, recovery of the insured amounts from this agency is dependent upon material compliance by the originator and the servicer with applicable regulations. These regulations are subject to interpretative uncertainties. If upon filing a claim for recovery of a defaulted amount, it is discovered that the mortgage loan did not comply with a regulation, the servicer may not be able to fully recover the insured amounts. Defaults on mortgage loans insured by the Federal Housing Administration should have the same effect on the related certificates as a prepayment of such mortgage loans. However, in the event that such insurance is no longer available to provide protection or does not cover the full amount of the loss, any losses on such mortgage loans will be borne by the related certificateholders. See "The Mortgage Pool--FHA and VA Mortgage Loans" in this prospectus supplement.

THERE ARE RISKS RELATING TO ALTERNATIVES TO FORECLOSURE.

         Certain of the mortgage loans may become delinquent after the closing date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note and, if this amount is not covered by available credit enhancement, your yield may be reduced and you may suffer a loss.

THERE ARE RISKS RELATING TO HIGH COMBINED LOAN-TO-VALUE RATIOS.

         Approximately 47.73% of the mortgage loans by aggregate principal balance as of the cut-off date, had a combined loan-to-value ratio at origination in excess of 80% and are not covered by any private mortgage insurance. No mortgage loan had a combined loan-to-value ratio exceeding 120.15% at origination.

         Mortgage loans with high combined loan-to-value ratios, in particular those mortgage loans with original combined loan-to-value ratios in excess of 100.00%, will be more sensitive to declining property values than those mortgage loans with lower combined loan-to-value ratios and may present a greater risk of loss. The combined loan-to-value ratio of any mortgage loan is calculated based on the aggregate principal balance of the senior lien mortgage loan and any applicable junior lien mortgage loan. An overall decline in the residential real estate market, a rise in mortgage rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its combined loan-to-value ratio at origination.

THE MORTGAGE LOANS ARE CONCENTRATED IN PARTICULAR STATES, WHICH MAY PRESENT A GREATER RISK OF LOSS RELATING TO THESE MORTGAGE LOANS.

         The charts presented under "Summary of Prospectus Supplement--The Mortgage Loans" list the states with the highest concentrations of mortgage loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

          o Economic conditions in states with high concentrations of mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.

          o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

          o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower mortgage rates, which could result in an increased rate of prepayment of the mortgage loans.

RISKS RELATING TO SUBORDINATE LIEN MORTGAGE LOANS.

         Approximately 5.73% of the mortgage loans by aggregate principal balance as of the cut-off date, evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of any senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical.

RISKS RELATING TO BALLOON MORTGAGE LOANS.

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately 4.86% of the mortgage loans by aggregate principal balance as of the cut-off date are balloon loans.

INTEREST ONLY MORTGAGE LOANS.

         Approximately 2.61% of the mortgage loans by aggregate principal balance as of the cut-off date require the borrowers to make monthly payments only of accrued interest for the first 24, 36, 60 or 120 months following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans for 24, 36, 60 or 120 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR CERTIFICATES.

         Applicable state laws regulate mortgage rates and other charges, require disclosure, and require licensing of the originator of the mortgage loans. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

          The  mortgage loans are also subject to federal laws, including

          o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

          o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, actual or alleged violations of applicable federal or state laws, policies and principles may limit the ability of the servicer to collect all or part of the interest on or principal of the mortgage loans, may provide the mortgagors with a right to rescind the related mortgage loan, may entitle the borrower to a refund of amounts previously paid or to set off those amounts against their monthly payment and, in addition, could subject the trust to litigation or liability for expenses, penalties and damages resulting from the violations. As a result, these violations could result in shortfalls in the distributions due on your certificates.

         Furthermore, a number of legislative proposals have been introduced at the federal, state and municipal level that are designed to discourage predatory lending practices. Some states have enacted laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. An originator's failure to comply with these laws could subject assignees of the mortgage loans, including the trust, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage markets, including some securitization trusts.

         While some of the mortgaged properties are located in the State of Georgia, the seller will represent that none of the mortgage loans are subject to the Georgia Fair Lending Act effective from October 1, 2002 to March 6, 2003.

         The seller will represent that as of the date of origination, each mortgage loan is in compliance with applicable federal and state laws and regulations and will be required to repurchase or replace any mortgage loan that was not originated in compliance with such laws and regulations. In addition, the seller will be required to reimburse the trust for any damages or costs incurred by the trust as a result of a breach of the representation as to compliance with such laws and regulations. However, if the seller is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your certificates could occur.

THERE ARE RISKS RELATING TO THE DIFFERENCE BETWEEN THE PASS-THROUGH RATES ON THE OFFERED CERTIFICATES AND THE MORTGAGE RATES ON THE MORTGAGE LOANS.

         The Class A-1 Certificates accrue interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, but such pass-through rate is subject to a limit. Each class of offered certificates (other than the Class A-1 Certificates), the Class B-3 Certificates and the Class B-4

Certificates accrue interest at a fixed pass-through rate, but each such pass-through rate is subject to a limit. The limit on the pass-through rates for all such certificates is based on the weighted average of the mortgage rates of the mortgage loans net of certain fees and expenses of the trust. The mortgage loans consist of fixed-rate and adjustable-rate mortgage loans. The adjustable-rate mortgage loans have mortgage rates that adjust based on an index different from the index used to determine the pass-through rate for the Class A-1 Certificates and have periodic and maximum limitations on adjustments to their mortgage rates while the mortgage rates on the fixed-rate mortgage loans do not adjust at all. As a result of the limit on the pass-through rates on the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin or on the specified fixed rate, as applicable.

         A variety of factors could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates. For example, if prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rate on the related class of certificates is more likely to be limited.

          o The pass-through rate for the Class A-1 Certificates adjusts monthly while the mortgage rates on the adjustable-rate mortgage loans generally adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust at all. Consequently, the limit on adjustments in the mortgage rates may prevent any increases in the pass-through rate on one or more classes of such certificates for extended periods in a rising mortgage rate environment.

          o The mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rate on the Class A-1 Certificates is stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rate on the Class A-1 Certificates may both decline or increase during the same period, but that the pass-through rate on the Class A-1 Certificates may decline more slowly or increase more rapidly.

          o If the pass-through rate on the Class A-1 Certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such class of certificates on such distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after all other distributions on the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates and the payment of the fees and expenses of the trust. Any such basis risk shortfalls will be paid on future distribution dates from and to the extent of funds available in a LIBOR Carryover Reserve Account maintained by the trustee. The ratings on the Class A-1 Certificates will not address the likelihood of any such recovery of such basis risk shortfalls by holders of such certificates.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS AND BY THE PRIORITY OF DISTRIBUTIONS ON SUCH CERTIFICATES.

         The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to distribute principal on such certificates as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. In addition, the servicer may repurchase mortgage loans that become 120 days or more delinquent or for which the servicer has accepted a deed in lieu of foreclosure. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

         With respect to approximately 63.98% of the mortgage loans by aggregate principal balance as of the cut-off date, a principal prepayment may subject the related mortgagor to a prepayment charge. Generally, each such mortgage loan provides for payment of a prepayment charge on prepayments made within the first five years from the date of origination of such mortgage loan. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. Prepayment charges collected on the mortgage loans will be distributed to the holders of the Class N Certificates and the Class X Certificates and such amounts will not be available to holders of the offered certificates.

         The rate of prepayments on the mortgage loans will be sensitive to prevailing mortgage rates. Generally, when prevailing mortgage rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing mortgage rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, because the mortgage rate for each adjustable-rate mortgage loan is based on the related index set forth in the mortgage note plus a fixed percentage amount, such rate could be higher than prevailing market mortgage rates at the time of adjustment, and this may result in an increase in the rate of prepayments on such mortgage loans after such adjustment. In addition, the interest-only mortgage loans may prepay at different rates and in response to different factors than mortgage loans without the interest-only feature.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates will depend, in general, on (i) the applicable purchase price; (ii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of such certificates; (iii) the rate, timing and severity of realized losses on the mortgage loans; (iv) adjustments to the mortgage rates on the adjustable-rate mortgage loans; (v) the amount of excess interest generated by the mortgage loans; (vi) the allocation to the offered certificates of some types of interest shortfalls; and (vii) for the Class A-1 Certificates, the level of one-month LIBOR from time to time.

         The yield to investors on any class of offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and subordination, liquidations of defaulted mortgage loans, whether or not realized losses are allocated to the offered certificates upon such liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates at any time that the overcollateralization provided by the mortgage pool falls below the required level.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES.

         The credit enhancement features described in the summary of this prospectus supplement are intended to increase the likelihood that holders of the more senior certificates will receive regular distributions of interest and/or principal. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are deemed unrecoverable. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OR RESTORE OVERCOLLATERALIZATION.

         The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to maintain or restore overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate.

          o Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

          o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

          o The pass-through rate on the Class A-1 Certificates is based on one-month LIBOR while the adjustable-rate mortgage loans have mortgage rates that generally adjust less frequently than, and on the basis of indexes that are different from one-month LIBOR, and the fixed-rate mortgage loans have mortgage rates that do not adjust. As a result, the pass-through rates on the Class A-1 Certificates may increase relative to mortgage rates on the mortgage loans, requiring that a greater portion of the interest generated by the mortgage loans be applied to cover interest on such certificates.

THERE ARE VARIOUS RISKS ASSOCIATED WITH THE MEZZANINE CERTIFICATES.

         The weighted average lives of, and the yields to maturity on, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificate may be lower than the yield anticipated by such holder. The timing of losses on the mortgage loans will also affect an investor's yield to maturity, even if the rate of defaults and severity of losses over the life of the trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of (i) the Class B-4 Certificates, if such certificates are still outstanding, (ii) the Class B-3 Certificates, if the Class B-4 Certificates are no longer outstanding and if such certificates are still outstanding, (iii) the Class B-2 Certificates, if the Class B-4 Certificates and the Class B-3 Certificates are no longer outstanding and if such certificates are still outstanding, (iii) the Class B-1 Certificates, if the Class B-4 Certificates, the Class B-3 Certificates and the Class B-2 Certificates are no longer outstanding and if such certificates are still outstanding, (iv) the Class M-3 Certificates, if the Class B-4 Certificates, the Class B-3 Certificates, the Class B-2 Certificates and the Class B-1 Certificates are no longer outstanding and if such certificates are still outstanding, (v) the Class M-2 Certificates, if the Class B-4 Certificates, the Class B-3 Certificates, the Class B-2 Certificates, the Class B-1 Certificates and the Class M-3 Certificates are no longer outstanding and if such certificates are still outstanding and (vi) the Class M-1 Certificates, if the Class B-4 Certificates, the Class B-3 Certificates, the Class B-2 Certificates, the Class B-1 Certificates, the Class M-3 Certificates and the Class M-2 Certificates are no longer outstanding and if such certificates are still outstanding. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated.

         Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least July 2007 or a later date as provided in this prospectus supplement or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels described under "Description of the Certificates--Principal Distributions" in this prospectus supplement. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels described under "Description of the Certificates--Principal Distributions" in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

         In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment on the mortgage loans. Because distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by the credit enhancement available to such classes. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS.

         When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date.

         The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to one-half of the servicing fee for the related interest accrual period. The servicer is not required to cover any shortfall in interest collections that are attributable to prepayments in part. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss.

         In addition, the servicer will not cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the "Relief Act") or similar state laws.

THERE ARE RISKS ASSOCIATED WITH LOSSES ON THE MORTGAGE LOANS.

         Losses resulting from the liquidation of defaulted mortgage loans will first reduce the level of excess interest and overcollateralization, if any, for the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates. If there is no overcollateralization or excess interest, such losses will be allocated to the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates in reverse order of seniority as follows: Class B-4 Certificates, Class B-3 Certificates, Class B-2 Certificates, Class B-1 Certificates, Class M-3 Certificates, Class M-2 Certificates and Class M-1 Certificates. Realized losses will not be allocated to the Class A Certificates. A loss allocation results in a reduction in certificate principal balance without a corresponding distribution of cash to the certificateholder. A lower certificate principal balance will result in less interest accruing on the certificate.

         Losses which are special hazard losses will be allocated as described above, except that if the aggregate amount of such losses exceeds a certain level as specified in this prospectus supplement, such excess will be allocated among all the outstanding classes of certificates (including the Class N Certificates and the Class X Certificates), on a pro rata basis based on the certificate principal balance or notional amount of each such class.

         The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact will be on the yield on the offered certificates. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement for more detail.

YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST AND NOT OF ANY OTHER PARTY.

         The offered certificates represent an interest in the trust only. No other person will insure or guarantee the offered certificates or will have any obligation with respect to the certificates except for the obligations of the depositor and the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans, of the servicer with respect to its servicing obligations under the pooling and servicing agreement and, with respect to certain of the mortgage loans, of the primary mortgage insurer under a related primary mortgage insurance policy for such mortgage loan. No governmental agency or instrumentality will guarantee or insure the certificates or the underlying mortgage loans. Proceeds of the assets included in the trust (including the mortgage loans) will be the sole source of distributions on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all distributions provided for under the offered certificates.

REIMBURSEMENT OF ADVANCES BY THE SERVICER COULD DELAY DISTRIBUTIONS ON THE CERTIFICATES.

         Under the pooling and servicing agreement, the servicer will make cash advances to cover delinquent payments of principal and interest on the mortgage loans as set forth herein, to the extent it reasonably believes that the cash advances are recoverable from future payments on the mortgage loans. The servicer will make cash advances to cover delinquent payments of interest only on any second lien mortgage loan or REO Property. The servicer may make such advances from amounts held for future distribution. In addition, the servicer may withdraw from the collection account funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made. Any such amounts withdrawn by the servicer in reimbursement of advances previously made are generally required to be replaced by the servicer on or before the next distribution date, subject to subsequent withdrawal. To the extent that the servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the offered certificates. Furthermore, the servicer's right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the servicer that are higher than one month's advance obligation.

ONLY ADVANCES OF INTEREST WILL BE MADE WITH RESPECT TO SECOND LIEN MORTGAGE LOANS AND REO PROPERTIES WHICH COULD ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES.

         The servicer will make only advances of interest with respect to second lien mortgage loans and REO properties and limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan. The failure to make such advances could result in less funds being available to make distributions on the offered certificates than would be available if such advances were made and may negatively affect the yield on the offered certificates.

THE LIQUIDITY OF YOUR CERTIFICATES MAY BE LIMITED.

         The underwriters have no obligation to make a secondary market in the classes of offered certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or mortgage rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES.

         The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

         In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act or similar state laws. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer or any subservicer. See "Material Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

POSSIBLE REDUCTION OR WITHDRAWAL OF RATINGS ON THE OFFERED CERTIFICATES.

         Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS.

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

         ALL CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT WILL HAVE THE MEANINGS ASSIGNED TO THEM UNDER "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS" OR IN THE PROSPECTUS UNDER "GLOSSARY."

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates to the purchase price of the mortgage loans transferred to the trust. See "Method of Distribution" in this prospectus supplement.

                                THE MORTGAGE POOL

         The seller provided the information set forth in the following paragraphs. None of the depositor, the servicer, the trustee, the underwriters or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Certain information with respect to the mortgage loans to be included in the mortgage pool is set forth herein. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted therefor. The seller believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans may vary.

         All mortgage loan statistics set forth herein are based on principal balances, mortgage rates, terms to maturity, mortgage loan counts and similar statistics as of the cut-off date. All weighted averages specified herein are based on the principal balances of the mortgage loans as of the cut-off date, as adjusted for the principal payments received or advanced on or before such date. Such balances are referred to in this prospectus supplement as Cut-off Date Principal Balances. The "principal balance" of a mortgage loan, as of any date, is equal to the principal balance of such mortgage loan at its origination, less the sum of scheduled and unscheduled payments and other recoveries in respect of principal made or advanced on such mortgage loan. References to percentages of the mortgage loans mean percentages based on the aggregate of the Cut-off Date Principal Balance of the mortgage loans in the related loan group, unless otherwise specified. The "pool balance" is equal to the aggregate of the principal balances of the mortgage loans.

GENERAL

         The assets included in the trust will consist primarily of a pool of 3,282 closed-end, fixed-rate and adjustable-rate mortgage loans having remaining terms to maturity ranging from 56 months to 359 months and an aggregate principal balance as of the cut-off date of approximately $395,378,441. The pool includes mortgage loans that conform as well as mortgage loans that do not conform to Freddie Mac and Fannie Mae loan limits. The mortgage loans are secured by mortgages, deeds of trust or other similar security instruments creating first and second liens on primarily one-to four-family residential properties.

         The depositor will purchase the mortgage loans from the seller pursuant to the mortgage loan purchase agreement, dated as of June 1, 2004, between the seller and the depositor. Pursuant to the pooling and servicing agreement, dated as of June 1, 2004, by and among the depositor, the seller, the servicer and the trustee, the depositor will cause the mortgage loans to be assigned to the trustee for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement.

         Each of the mortgage loans in the mortgage pool was selected from the seller's portfolio of mortgage loans. The seller acquired the mortgage loans in the secondary market in the ordinary course of its business and reunderwrote the mortgage loans generally in accordance with its underwriting standards as described under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement. The mortgage loans in the mortgage pool were originated or acquired by various entities. Approximately 55.22%, 8.76%, 6.15%, 6.05% and 4.01% of the mortgage loans were originated by or acquired from American Business Financial Services, Impac Mortgage Holdings, Inc., Wilmington Finance Inc., Pinnacle Direct Funding and United Capital Markets, respectively.

         Under the mortgage loan purchase agreement, the seller will make certain representations and warranties relating to, among other things, the due execution and enforceability of the mortgage loan purchase agreement, its title to the mortgage loans and certain characteristics of the mortgage loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders' interests in such mortgage loan. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute for mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above.

         The mortgage loans consist of Performing Mortgage Loans. A "Performing Mortgage Loan" is a mortgage loan pursuant to which no payment due under the related mortgage note (or any modification thereto) prior to the cut-off date, is 30 or more days delinquent.

FHA AND VA MORTGAGE LOANS

         As noted above, approximately 0.04% of the mortgage loans are subject to FHA insurance as described herein (the "FHA Mortgage Loans"). An additional approximately 0.88% of the mortgage loans are mortgage loans which were originated using FHA documents but, for varying reasons, are not subject to FHA insurance (the "FHA Uninsured Mortgage Loans"). Approximately 0.03% of the mortgage loans are mortgage loans that had the benefit of a VA guaranty but the seller acquired them without the VA guaranty (the "VA Non-guaranteed Mortgage Loans"). All FHA Mortgage Loans must conform to HUD origination guidelines at the time of origination. The FHA Mortgage Loans will be insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Mortgage Loan may have a mortgage rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Mortgage Loan.

         The servicer collects insurance premiums for the FHA Mortgage Loans and pays them to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Mortgage Loan, the servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified mortgagors who had defaulted on an FHA insured mortgage loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance for a period of no longer than 36 months to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured mortgage loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims are not paid in debentures. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate and mature 20 years from the date of issue.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Mortgage Loan, adjusted to reimburse the servicer of that FHA Mortgage Loan for certain costs and expenses and to deduct certain amounts the servicer receives or retains after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which fees are evaluated based upon HUD guidelines), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD, and the servicer is otherwise in material compliance with FHA regulations. Provided that the servicer is in material compliance with FHA regulations, the servicer will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved special forbearance plan, such debenture interest is generally payable from a date 60 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

         Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require the servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the servicer for all additional costs of seeking the judgment.

TERMS OF THE MORTGAGE LOANS

         The mortgage loans accrue interest on a self-amortizing basis.

         Interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on an mortgage loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily mortgage rate that is applied to the principal amount of the mortgage loan so prepaid. When a partial prepayment of principal is made on an mortgage loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

MORTGAGE LOAN STATISTICS

         Approximately 47.73% of the mortgage loans have a combined loan to-value ratio at origination in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio.

         Approximately 43.62% of the mortgage loans have Due Dates on the first day of the month.

         None of the mortgage loans are Forbearance Plan Mortgage Loans and none of the mortgage loans are Bankruptcy Plan Mortgage Loans.

         Approximately 0.03% of the mortgage loans are mortgage loans which were originated with a partial guaranty by The United States Department of Veterans Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended but, for varying reasons, are not subject to such VA guarantee as of the cut-off date.

         Approximately 63.98% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the offered certificates.

         Approximately 4.86% of the mortgage loans will not fully amortize by their respective maturity dates and such mortgage loans are referred to as Balloon Loans. The monthly payment for each Balloon Loan is based on an amortization schedule of 360 months, except for the final balloon payment which is due and payable in the 180th or 240th month following origination of such mortgage loan, depending on the terms of the related mortgage note. The amount of the balloon payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment for such mortgage loan.

         Approximately 1.68% of the mortgage loans are owner-financed mortgage loans.

         The weighted average stated remaining term to maturity of the mortgage loans is approximately 324 months as of the cut-off date. None of the mortgage loans had a first Due Date prior to October 1, 1985 or after June 1, 2004. The latest maturity date of any mortgage loan is May 1, 2034.

         The average principal balance of the mortgage loans at origination was approximately $121,198. The average Cut-off Date Principal Balance of the mortgage loans was approximately $120,469. No mortgage loan had a Cut-off Date Principal Balance of greater than approximately $1,484,118.19 or less than approximately $9,542.

         Approximately 11.36% of the mortgage loans are adjustable-rate mortgage loans. A substantial majority of the adjustable-rate mortgage loans provide for semi-annual adjustment to the mortgage rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto. On each adjustment date for each adjustable-rate mortgage loan, the mortgage rate thereon will be adjusted to equal the sum of the index applicable to determining the mortgage rate on each adjustable-rate mortgage loan and a fixed percentage amount, or gross margin. The mortgage rate on each such adjustable-rate mortgage loan will not increase by more than an initial periodic rate cap of 6.250% per annum on the first related adjustment date or by a periodic rate cap of 2.000% on any adjustment date thereafter. The adjustable-rate mortgage loans have a weighted average initial periodic rate cap of approximately 3.800% per annum and a weighted average periodic rate cap of approximately 1.310% per annum thereafter. Each mortgage rate on each such adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate over the life of such adjustable-rate mortgage loan or be less than a specified minimum mortgage rate over the life of such adjustable-rate mortgage loan. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index and the related gross margin, rounded as described herein. See "--The Index" below. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

         The mortgage loans had mortgage rates as of the cut-off date of not less than 3.125% per annum and not more than 14.750% per annum and the weighted average mortgage rate was approximately 7.789% per annum. As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from 2.000% to 8.850%, minimum mortgage rates (excluding adjustable-rate mortgage loans whose minimum mortgage rates are equal to zero) ranging from 2.250% per annum to 10.350% per annum, and maximum mortgage rates ranging from 8.875% per annum to 17.350% per annum. As of the cut-off date with respect to the adjustable-rate mortgage loans, the weighted average gross margin was approximately 4.553%, the weighted average minimum mortgage rate (excluding adjustable-rate mortgage loans whose minimum mortgage rates are equal to zero) was approximately 5.487% per annum, and the weighted average maximum mortgage rate was approximately 12.176% per annum. The latest next rate adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs in 80 months and the weighted average number of months to the next rate adjustment date following the cut-off date for all of the adjustable-rate mortgage loans is 39 months.

         Each mortgage loan had a net mortgage rate of not less than 2.619% per annum, and not more than 14.244% per annum and as of the cut-off date, the weighted average net mortgage rate of the mortgage loans was approximately 7.283%.

         Approximately 94.27% of the mortgage loans are secured by a first lien on the related mortgaged property and approximately 5.73% of the mortgage loans are secured by a second lien on the related mortgaged property.

         The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

       PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE(1)


                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
       RANGE OF PRINCIPAL BALANCES AS           NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
          OF THE CUT-OFF DATE ($)             MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------      --------------    ---------------------     -------------------------------

0.01 - 25,000.00........................         146              $ 3,025,956.03                        0.77%
25,000.01 - 50,000.00...................         551               21,432,876.52                        5.42
50,000.01 - 75,000.00...................         643               40,138,255.02                       10.15
75,000.01 - 100,000.00..................         425               36,903,520.76                        9.33
100,000.01 - 125,000.00.................         366               41,264,532.22                       10.44
125,000.01 - 150,000.00.................         294               40,449,398.99                       10.23
150,000.01 - 175,000.00.................         211               34,349,740.16                        8.69
175,000.01 - 200,000.00.................         144               27,039,334.84                        6.84
200,000.01 - 225,000.00.................         108               22,970,104.79                        5.81
225,000.01 - 250,000.00.................          91               21,698,857.52                        5.49
250,000.01 - 275,000.00.................          60               15,734,729.02                        3.98
275,000.01 - 300,000.00.................          51               14,586,039.91                        3.69
300,000.01 - 325,000.00.................          51               15,901,568.13                        4.02
325,000.01 - 350,000.00.................          39               13,187,317.94                        3.34
350,000.01 - 500,000.00.................          77               31,126,479.16                        7.87
500,000.01 - 1,000,000.00...............          24               14,085,612.05                        3.56
1,000,000.01 - 1,500,000.00.............           1                1,484,118.19                        0.38
                                              --------------    ---------------------     -----------------------------
Total...................................        3,282             $395,378,441.25                     100.00%
                                              ==============    =====================     =============================

-------------------
(1) The average principal balance of the mortgage loans as of the cut-off date was approximately $120,468.75.

         MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE(1)


                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
       RANGE OF MORTGAGE RATES(%)             MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------      --------------    ---------------------     -------------------------------

3.000 - 3.499...........................             3             $    352,791.13                  0.09%
3.500 - 3.999...........................             1                  262,010.58                  0.07
4.000 - 4.499...........................             7                1,657,924.31                  0.42
4.500 - 4.999...........................            11                2,687,482.35                  0.68
5.000 - 5.499...........................            44               10,465,540.73                  2.65
5.500 - 5.999...........................           178               34,575,631.82                  8.74
6.000 - 6.499...........................           157               26,043,697.78                  6.59
6.500 - 6.999...........................           302               49,578,680.40                 12.54
7.000 - 7.499...........................           279               41,923,266.20                 10.60
7.500 - 7.999...........................           471               67,457,212.10                 17.06
8.000 - 8.499...........................           312               33,700,994.40                  8.52
8.500 - 8.999...........................           486               52,337,150.76                 13.24
9.000 - 9.499...........................           224               21,865,410.61                  5.53
9.500 - 9.999...........................           304               25,034,390.88                  6.33
10.000 - 10.499.........................           129                8,790,260.15                  2.22
10.500 - 10.999.........................           173                9,413,414.71                  2.38
11.000 - 11.499.........................            85                4,252,830.46                  1.08
11.500 - 11.999.........................            60                2,998,871.74                  0.76
12.000 - 12.499.........................            19                  772,676.22                  0.20
12.500 - 12.999.........................            24                  783,554.67                  0.20
13.000 - 13.499.........................             2                   55,240.89                  0.01
13.500 - 13.999.........................             6                  175,585.42                  0.04
14.000 - 14.499.........................             3                   90,977.88                  0.02
14.500 - 14.999.........................             2                  102,845.06                  0.03
                                              --------------    ---------------------     -----------------------------
Total...................................         3,282             $395,378,441.25                100.00%
                                              ==============    =====================     =============================

-------------------
(1) The weighted average mortgage rate of the mortgage loans as of the cut-off date was approximately 7.789% per annum.


         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
 RANGE OF MAXIMUM MORTGAGE RATES(%)           MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------      --------------    ---------------------     -------------------------------
8.500 - 8.999...........................             1             $    262,010.58                  0.58%
9.000 - 9.499...........................             1                  317,516.87                  0.71
9.500 - 9.999...........................             1                  253,843.53                  0.57
10.000 - 10.499.........................             3                  864,925.68                  1.93
10.500 - 10.999.........................            13                3,180,562.28                  7.08
11.000 - 11.499.........................            19                3,215,488.56                  7.16
11.500 - 11.999.........................            65               12,305,399.22                 27.40
12.000 - 12.499.........................            55               11,053,393.78                 24.61
12.500 - 12.999.........................            37                6,611,973.94                 14.72
13.000 - 13.499.........................            12                1,630,581.31                  3.63
13.500 - 13.999.........................            14                2,401,562.66                  5.35
14.000 - 14.499.........................             7                  675,668.65                  1.50
14.500 - 14.999.........................             7                1,245,552.52                  2.77
15.000 - 15.499.........................             1                   53,037.49                  0.12
15.500 - 15.999.........................             4                  601,087.73                  1.34
16.000 - 16.499.........................             1                  102,477.97                  0.23
17.000 - 17.499.........................             2                  139,652.45                  0.31
                                              --------------    ---------------------     -----------------------------
Total...................................           243             $ 44,914,735.22                100.00%
                                              ==============    =====================     =============================

-------------------
(1) The weighted average maximum mortgage rate of the adjustable-rate mortgage loans as of the cut-off date was approximately 12.176% per annum.

         MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
 RANGE OF MINIMUM MORTGAGE RATES(%)           MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------      --------------    ---------------------     -------------------------------
0.000 - 0.499...........................           28               $ 8,499,836.75                    18.92%
2.000 - 2.499...........................            5                 1,275,408.33                     2.84
2.500 - 2.999...........................           49                 7,534,855.85                    16.78
3.500 - 3.999...........................            1                   255,199.90                     0.57
4.000 - 4.499...........................            2                   638,598.75                     1.42
4.500 - 4.999...........................            7                 1,654,141.39                     3.68
5.000 - 5.499...........................           11                 2,555,479.19                     5.69
5.500 - 5.999...........................           32                 6,307,166.50                    14.04
6.000 - 6.499...........................           27                 4,024,862.30                     8.96
6.500 - 6.999...........................           36                 6,176,647.24                    13.75
7.000 - 7.499...........................            9                 1,443,108.79                     3.21
7.500 - 7.999...........................           22                 3,022,674.35                     6.73
8.000 - 8.499...........................            4                   482,165.11                     1.07
8.500 - 8.999...........................            4                   609,129.36                     1.36
9.000 - 9.499...........................            2                   129,455.76                     0.29
9.500 - 9.999...........................            1                    63,875.23                     0.14
10.000 - 10.499.........................            3                   242,130.42                     0.54
                                              --------------    ---------------------     -----------------------------
Total...................................          243               $44,914,735.22                   100.00%
                                              ==============    =====================     =============================

-------------------
(1) The weighted average minimum mortgage rate of the adjustable-rate mortgage loans (excluding adjustable-rate mortgage loans whose minimum mortgage rates are equal to zero) as of the cut-off date was approximately 5.487% per annum.


             GROSS MARGINS OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
       RANGE OF GROSS MARGINS(%)              MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------      --------------    ---------------------     -------------------------------
2.000 - 2.499...........................            10               $2,584,512.70                     5.75%
2.500 - 2.999...........................            61               11,204,154.02                    24.95
3.000 - 3.499...........................            13                4,357,377.71                     9.70
3.500 - 3.999...........................             2                  539,015.57                     1.20
4.000 - 4.499...........................             3                  877,937.97                     1.95
4.500 - 4.999...........................            13                2,350,057.57                     5.23
5.000 - 5.499...........................            36                7,157,935.98                    15.94
5.500 - 5.999...........................            37                6,349,102.62                    14.14
6.000 - 6.499...........................            34                4,553,150.11                    10.14
6.500 - 6.999...........................            13                2,191,057.37                     4.88
7.000 - 7.499...........................            11                1,581,612.35                     3.52
7.500 - 7.999...........................             7                  986,654.50                     2.20
8.000 - 8.499...........................             1                   71,916.86                     0.16
8.500 - 8.999...........................             2                  110,249.89                     0.25
                                              --------------    ---------------------     -----------------------------
Total...................................           243              $44,914,735.22                   100.00%
                                              ==============    =====================     =============================

-------------------
(1) The weighted average gross margin of the adjustable-rate mortgage loans as of the cut-off date was approximately 4.553% per annum.

       NEXT RATE ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
       NEXT RATE ADJUSTMENT DATE              MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------      --------------    ---------------------     -----------------------------

September 2004..........................            1                    $69,914.57                    0.16%
October 2004............................            1                    230,976.39                    0.51
December 2004...........................            1                    527,140.36                    1.17
January 2005............................            1                    127,883.14                    0.28
February 2005...........................            1                    382,867.30                    0.85
March 2005..............................            1                    313,776.25                    0.70
July 2005...............................            2                    232,680.75                    0.52
December 2005...........................            1                    294,072.69                    0.65
January 2006............................            1                    102,477.97                    0.23
February 2006...........................            1                    140,437.19                    0.31
June 2006...............................            2                    403,578.88                    0.90
July 2006...............................            4                  1,033,133.41                    2.30
September 2006..........................            2                    281,111.92                    0.63
October 2006............................            3                    697,669.74                    1.55
November 2006...........................            8                  1,596,346.73                    3.55
December 2006...........................            3                    694,607.57                    1.55
January 2007............................            7                    826,023.73                    1.84
February 2007...........................           24                  3,982,207.77                    8.87
March 2007..............................            9                  2,211,078.66                    4.92
April 2007..............................           91                 15,336,099.28                   34.14
May 2007................................            1                     71,930.36                    0.16
December 2007...........................            1                    166,855.56                    0.37
April 2008..............................            2                    502,882.21                    1.12
June 2008...............................            1                    322,666.82                    0.72
July 2008...............................            2                    579,527.45                    1.29
September 2008..........................            1                    549,990.90                    1.22
October 2008............................            1                    368,029.72                    0.82
November 2008...........................            1                     96,000.00                    0.21
December 2008...........................            3                    980,264.65                    2.18
January 2009............................           20                  3,715,926.76                    8.27
February 2009...........................           43                  6,897,066.00                   15.36
March 2009..............................            1                    259,058.86                    0.58
April 2009..............................            1                    253,843.53                    0.57
February 2011...........................            1                    666,608.10                    1.48
                                              --------------    ---------------------     -----------------------------
Total...................................          243                $44,914,735.22                  100.00%
                                              ==============    =====================     =============================


-------------------
(1) The weighted average months until the next rate adjustment date for the adjustable-rate mortgage loans as of the cut-off date is approximately 39 months.

        INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
       INITIAL PERIODIC CAPS(%)               MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------      --------------    ---------------------     -----------------------------

1.500.......................................          12              $ 1,902,856.58                    4.24%
2.000.......................................           8                2,336,649.48                    5.20
3.000.......................................         140               24,562,682.60                   54.69
5.000.......................................          27                7,165,117.31                   15.95
5.375.......................................           1                   80,740.24                    0.18
6.000.......................................          54                8,796,774.44                   19.59
6.250.......................................           1                   69,914.57                    0.16
                                              --------------    ---------------------     -----------------------------
Total...................................             243              $44,914,735.22                  100.00%
                                              ==============    =====================     =============================

       SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
        PERIODIC CAPS(%)                     MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------     --------------     ---------------------     -----------------------------
1.000...................................             164              $30,059,715.49                   66.93%
1.500...................................              12                1,902,856.58                    4.24
2.000...................................              67               12,952,163.15                   28.84
                                              --------------    ---------------------     -----------------------------
Total...................................             243              $44,914,735.22                  100.00%
                                              ==============    =====================     =============================


           STATED REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
       RANGE OF STATED REMAINING TERM           NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
                (IN MONTHS)                   MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------      --------------    ---------------------     -------------------------------

1 - 60..................................               4             $    200,418.47                    0.05%
61 - 120................................              68                3,579,377.96                    0.91
121 - 180...............................             649               42,365,503.32                   10.72
181 - 240...............................             360               27,250,897.07                    6.89
241 - 300...............................              63                7,600,383.93                    1.92
301 - 360...............................           2,138              314,381,860.50                   79.51
                                              --------------    ---------------------     -----------------------------
Total...................................           3,282             $395,378,441.25                  100.00%
                                              ==============    =====================     =============================

-------------------
(1) The weighted average stated remaining term to maturity of the mortgage loans was approximately 324 months.


         ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
       RANGE OF ORIGINAL COMBINED               NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
        LOAN-TO-VALUE RATIOS(%)               MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------      --------------    ---------------------     -------------------------------

0.01 - 25.00............................             53              $ 2,479,359.80                       0.63%
25.01 - 30.00...........................             23                1,562,958.35                       0.40
30.01 - 35.00...........................             28                2,174,415.17                       0.55
35.01 - 40.00...........................             38                3,297,284.51                       0.83
40.01 - 45.00...........................             40                3,090,038.39                       0.78
45.01 - 50.00...........................             48                6,208,103.89                       1.57
50.01 - 55.00...........................             55                7,022,343.97                       1.78
55.01 - 60.00...........................             83                9,562,111.62                       2.42
60.01 - 65.00...........................             99               13,208,456.01                       3.34
65.01 - 70.00...........................            130               15,222,189.42                       3.85
70.01 - 75.00...........................            194               25,443,344.07                       6.44
75.01 - 80.00...........................            586               85,618,093.41                      21.65
80.01 - 85.00...........................            334               42,470,756.15                      10.74
85.01 - 90.00...........................            565               77,007,043.76                      19.48
90.01 - 95.00...........................            366               51,264,443.01                      12.97
95.01 - 100.00..........................            621               48,021,080.15                      12.15
100.01 - 105.00.........................             10                  909,097.54                       0.23
105.01 - 110.00.........................              7                  671,229.28                       0.17
110.01 - 115.00.........................              1                  122,380.79                       0.03
120.01 - 125.00.........................              1                   23,711.96                       0.01
                                              --------------    ---------------------     -----------------------------
Total...................................          3,282             $395,378,441.25                     100.00%
                                              ==============    =====================     =============================

-------------------
(1) The weighted average original combined loan-to-value ratio of the mortgage loans as of the cut-off date was approximately 82.01%.

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
        PROPERTY TYPE                        MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------     --------------     ---------------------     -----------------------------
Single Family...........................           2,472            $280,530,765.40                      70.95%
2 Family................................             212              37,839,063.94                       9.57
PUD.....................................             214              32,397,343.73                       8.19
Condo...................................             194              21,860,474.53                       5.53
Townhouse...............................             103               8,646,273.11                       2.19
Four Family.............................              25               6,490,280.78                       1.64
Three Family............................              41               5,626,351.36                       1.42
Manufactured Housing....................              18               1,364,420.71                       0.35
Hi-Rise Condo...........................               3                 623,467.69                       0.16
                                              --------------    ---------------------     -----------------------------
Total...................................           3,282            $395,378,441.25                     100.00%
                                              ==============    =====================     =============================

          MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
        OCCUPANCY STATUS                      MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------     --------------     ---------------------     -----------------------------
Primary.................................           2,961            $360,968,078.40                      91.30%
Investor................................             271              27,586,683.82                       6.98
Secondary...............................              50               6,823,679.03                       1.73
                                              --------------    ---------------------     -----------------------------
Total...................................           3,282            $395,378,441.25                     100.00%
                                              ==============    =====================     =============================

-------------------
(1) Occupancy status as represented by the mortgagor at the time of origination.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
        LOAN PURPOSE                         MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------     --------------     ---------------------     -----------------------------
Cash Out................................            2,232            $265,007,239.82                    67.03%
Purchase................................              863              99,600,965.23                    25.19
Refinance...............................              187              30,770,236.20                     7.78
                                              --------------    ---------------------     -----------------------------
Total...................................            3,282            $395,378,441.25                   100.00%
                                              ==============    =====================     =============================

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                        RELATING TO THE MORTGAGE LOANS(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
        LOCATION                             MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------     --------------     ---------------------     -----------------------------
New York.................................             354            $ 65,577,218.21                    16.59%
California...............................             316              45,671,508.96                    11.55
Florida..................................             415              45,228,007.70                    11.44
Pennsylvania.............................             277              27,604,606.35                     6.98
New Jersey...............................             130              23,684,521.23                     5.99
Virginia.................................             113              18,430,597.03                     4.66
Massachusetts............................             101              17,387,296.96                     4.40
Michigan.................................             184              16,593,131.46                     4.20
Ohio.....................................             200              16,248,810.41                     4.11
Illinois.................................             135              14,850,010.25                     3.76
Georgia..................................              85              11,101,210.67                     2.81
Texas....................................             127               9,134,750.94                     2.31
Connecticut..............................              57               7,116,818.61                     1.80
Maryland.................................              51               7,054,183.32                     1.78
Indiana..................................              94               6,825,153.86                     1.73
Other....................................             643              62,870,615.29                    15.90
                                              --------------    ---------------------     -----------------------------
Total...................................            3,282            $395,378,441.25                   100.00%
                                              ==============    =====================     =============================

-------------------
(1) The greatest ZIP Code geographic concentration of mortgage loans was approximately 0.69% in the 11369 ZIP Code.

                  DOCUMENTATION LEVEL OF THE MORTGAGE LOANS(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
        DOCUMENTATION                        MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------     --------------     ---------------------     -----------------------------
Full.....................................           2,286            $262,035,578.33                    66.27%
None.....................................             522              75,115,596.47                    19.00
Stated Income............................             394              50,776,864.21                    12.84
Limited..................................              65               6,266,101.12                     1.58
Alternative..............................              12                 846,074.44                     0.21
Streamlined..............................               3                 338,226.68                     0.09
                                              --------------    ---------------------     -----------------------------
Total...................................            3,282            $395,378,441.25                   100.00%
                                              ==============    =====================     =============================

-------------------
(1) For a description of each documentation level, see "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

             CREDIT SCORES FOR THE MORTGAGE LOANS AT ORIGINATION(1)

                                                                 AGGREGATE PRINCIPAL
                                                                       BALANCE              % OF AGGREGATE PRINCIPAL
                                                NUMBER OF       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF THE
    RANGE OF CREDIT SCORES                   MORTGAGE LOANS        CUT-OFF DATE                 CUT-OFF DATE
----------------------------------------     --------------     ---------------------     -----------------------------
Not Available...........................              13            $  1,062,780.54                    0.27%
1 - 500.................................              13               1,231,910.41                    0.31
501 - 525...............................              50               5,063,647.48                    1.28
526 - 550...............................             226              22,638,243.12                    5.73
551 - 575...............................             288              30,857,153.88                    7.80
576 - 600...............................             314              33,902,673.28                    8.57
601 - 625...............................             435              50,418,747.07                   12.75
626 - 650...............................             563              70,246,786.96                   17.77
651 - 675...............................             571              66,690,703.25                   16.87
676 - 700...............................             364              49,217,343.36                   12.45
701 - 725...............................             188              23,146,839.69                    5.85
726 - 750...............................             132              21,901,464.89                    5.54
751 - 775...............................              79              11,767,270.17                    2.98
776 - 800...............................              38               6,217,878.59                    1.57
801 - 825...............................               7                 982,468.91                    0.25
826 - 850...............................               1                  32,529.65                    0.01
                                              --------------    ---------------------     -----------------------------
Total...................................           3,282            $395,378,441.25                  100.00%
                                              ==============    =====================     =============================

-------------------
(1) The weighted average credit score at origination of the mortgage loans whose credit scores were available was approximately 644.

CREDIT SCORES

         The credit scores presented in this prospectus supplement are FICO Scores. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the tables above were obtained at either the time of origination of the mortgage loan or more recently. None of the seller, the servicer, the trustee, the underwriters or the depositor make any representations or warranties as to the actual performance of any mortgage loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

THE INDEX

         With respect to approximately 90.78% of the adjustable-rate mortgage loans, the index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market, or LIBOR, based on quotations of major banks, and most recently available as of a day specified in the related note as published by Fannie Mae. With respect to approximately 9.22% of the adjustable-rate mortgage loans, the index is a variety of indices.

UNDERWRITING STANDARDS

         The following is a description of the underwriting standards used by the seller in connection with its acquisition of the mortgage loans.

         Each mortgage loan included in the trust has satisfied the credit, appraisal and underwriting guidelines the seller established that are described below. To determine satisfaction of such guidelines, the seller or a loan reviewer in general reviewed the files related to the mortgage loans in connection with the acquisition of the mortgage loans by the seller. These files may include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. The seller's underwriting guidelines when re-underwriting mortgage loans are intended to evaluate the mortgagor's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. In general, to establish the adequacy of the mortgaged property as collateral, the seller will obtain a current appraisal, broker's price opinion, and/or drive-by or desk review of such property, prepared within six months of the seller's purchase. A mortgagor's ability and willingness to repay debts (including the mortgage loan) in a timely fashion must be demonstrated by the quality, quantity and durability of income history, history of debt management, history of debt repayment, and net worth accumulation. Accordingly, the seller also obtains and reviews a current credit report for the mortgagor.

         The seller purchases mortgage loans that were originated pursuant to one of the following documentation programs:

         Full Documentation. Mortgage loans originally underwritten with Full Documentation include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

         In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

         Other Levels of Documentation. Other mortgage loans purchased and re-underwritten by the seller were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional Full Documentation programs, including No Documentation, Limited Documentation, Alternative Documentation, Stated Income Documentation and Streamlined Documentation programs for certain qualifying mortgage loans. Under a No Documentation program, the originator does not undertake verification of a mortgagor's income or assets. Under a Limited Documentation program, certain underwriting documentation concerning income and employment verification is waived. Alternative Documentation programs allow a mortgagor to provide W-2 forms instead of tax returns, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification. Under Stated Income Documentation programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other mortgage loans based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral. Streamlined Documentation programs are used for mortgage loans issued to government entities which are being refinanced by the same originator. The originator verifies current mortgage information, but does not undertake verification of the mortgagor's employment or assets and does not conduct a new appraisal of the property considered for refinancing. The objective of Streamlined Documentation programs is to streamline the underwriting process in cases where the originator has the mortgagor's complete credit file from the original loan transaction.

         Owner-Financed Mortgage Loans. The owner-financed mortgage loans compose approximately 1.68% Of the mortgage loans.

         The seller routinely purchases mortgage loans which are owner-financed mortgage loans. Owner-financed mortgage loans are originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans the seller purchases typically. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor. In connection with the seller's acquisition of an owner-financed mortgage loan, the seller obtained and reviewed the credit history and payment history of the mortgagor. In deciding to purchase owner-financed mortgage loans, the seller generally places considerable emphasis on the value of the mortgaged property. The seller, in connection with its underwriting of an owner-financed mortgage loan, calculates the loan-to-value ratio of the mortgage loan at the time of acquisition for underwriting purposes to determine the mortgagor's equity in the related mortgaged property. A drive-by appraisal of the market value of each mortgaged property relating to an owner-financed mortgage loan generally was obtained within 90 days prior to the seller's purchase of such mortgage loan. However, in certain instances, the seller may have utilized a previous appraisal if it was completed within one year prior to the seller's purchase, in which case the seller will generally require the appraiser to recertify the value in such appraisal. The seller may have acquired an owner-financed mortgage loan based upon a statistical valuation provided by independent data providers of the mortgaged property and subsequently obtained a drive-by appraisal, generally within three months of acquisition.

         For a discussion of the certain risks related to owner-financed mortgage loans that a certificateholder should consider prior to purchase, see "Risk Factors--There are risks related to owner-financed mortgage loans" in this prospectus supplement.

                                   THE SELLER

         The seller is a Delaware limited liability company with its principal place of business in New York, New York. The information set forth in the following paragraphs has been provided by the seller and neither the depositor nor any other party makes any representation as to the accuracy or completeness of such information.

         Each of Mortgage Guaranty Insurance Corporation, or MGIC, and Radian Group Inc., or Radian, has approximately a 46% interest in the seller with the remainder owned by management of the seller. Radian and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission, or the Commission, as are required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.

         At March 31, 2004, the seller had approximately $3.05 billion in assets, approximately $2.56 billion in liabilities and approximately $489 million in equity.

         The seller was established in July 1996 and is principally engaged in the purchasing of performing, sub-performing, and non-performing residential mortgage loans from banks and other financial institutions and individuals and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the seller owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The seller does not originate mortgages. The seller is a HUD-approved investing mortgagee.

                            YIELD ON THE CERTIFICATES

GENERAL PREPAYMENT CONSIDERATIONS

         The yield to maturity of the offered certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Some of the mortgage loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because such mortgage loans have in the past defaulted. See "The Mortgage Pool--General" in this prospectus supplement.

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the related mortgage loans will in turn be affected by the amortization schedules of such mortgage loans and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the servicer, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, with respect to approximately 63.98% of the mortgage loans by aggregate principal balance as of the cut-off date, a principal prepayment may subject the related mortgagor to a prepayment charge. The mortgage loans are also subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

         Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments on the mortgage loans. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend, in the case of the offered certificates, upon the degree to which such certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans in the mortgage pool would be expected to decrease. The adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a low mortgage rate environment. For example, if prevailing mortgage rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to "lock in" a lower mortgage rate. The existence of the applicable periodic rate cap and maximum mortgage rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the mortgage loans in the mortgage pool in stable or changing mortgage rate environments. In addition, the delinquency and loss experience of the adjustable-rate mortgage loans may differ from that of other mortgage loans because the amount of the monthly payments on those mortgage loans are subject to adjustment on each adjustment date. In addition, a majority of the adjustable-rate mortgage loans will not have their initial adjustment date for one to five years after the origination thereof. The prepayment experience of such delayed first adjustment mortgage loans may differ from that of the other adjustable-rate mortgage loans. The delayed first adjustment mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market mortgage rates are only slightly higher or lower than the mortgage rates on such delayed first adjustment mortgage loans as borrowers seek to avoid changes in their monthly payments.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of the Monthly Excess Cashflow Amount (as defined herein) generated by the mortgage loans and applied in reduction of the Certificate Principal Balances (as defined herein) of such certificates. The level of the Monthly Excess Cashflow Amount available on any distribution date to be applied in reduction of the Certificate Principal Balance of such offered certificates will be influenced by, among other factors,
(i) the overcollateralization level of the mortgage loans at such time (i.e., the extent to which interest on the mortgage loans is accruing on a higher principal balance than the aggregate Certificate Principal Balance of the offered certificates); (ii) the delinquency and default experience of the mortgage loans; and (iii) the level of the various indices for the adjustable-rate mortgage loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of the Monthly Excess Cashflow Amount distributed at any time or in the aggregate. Furthermore, the interest-only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market mortgage rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market mortgage rates are only slightly less than the mortgage rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life.

         Because principal distributions are made to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later distribution priority bear a greater risk of losses (because such certificates will represent an increasing percentage interest in the trust during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. As described under "Description of the Certificates--Principal Distributions" herein, prior to the Stepdown Date (as defined herein), all principal payments on the mortgage loans will be allocated to the Class A Certificates. Thereafter, as further described herein, during certain periods, subject to certain delinquency and/or loss triggers described herein, all principal payments on the mortgage loans will be allocated to the Class A Certificates and the Mezzanine Certificates in the priorities described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

         As described under "Description of the Certificates--Allocation of Losses," amounts otherwise distributable to holders of the Mezzanine Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances (as defined herein). Such delinquencies may affect the yield to investors on the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on each class of Mezzanine Certificates.

SPECIAL YIELD CONSIDERATIONS

         The mortgage rates on the adjustable-rate mortgage loans adjust based upon the index set forth in the related mortgage note and the mortgage rates on the fixed-rate mortgage loans are fixed and will not vary with any index. The pass-through rate on the Class A-1 Certificates adjusts monthly based upon one-month LIBOR as described under "Description of the Certificates--Calculation of LIBOR" herein, subject to the rate caps set forth in this prospectus supplement. As a result, increases in the pass-through rate on the Class A-1 Certificates may be limited for extended periods in a rising mortgage rate environment. Investors should also note that the mortgage rates on a majority of the adjustable-rate mortgage loans will not adjust for an initial period of approximately one to five years after origination and the mortgage rates on the fixed-rate mortgage loans do not adjust at all. The index on the adjustable-rate mortgage loans and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and the related index rise during the same period, one-month LIBOR may rise more rapidly than the related index or may rise higher than the related index, potentially resulting in the application of the rate caps on the Class A-1 Certificates, which would adversely affect the yield to maturity on such certificates, or requiring that a greater portion of the interest generated by the mortgage loans be applied to cover interest in such certificates. In addition, the rate cap will be reduced by the prepayment of mortgage loans with high mortgage rates.

         If the pass-through rate on the Class A-1 Certificates is limited by the rate cap for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such certificates on such distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after all other distributions on the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates and the payment of fees and expenses of the trust. The ratings on the Class A-1 Certificates will not address the likelihood of any such recovery of such basis risk shortfalls by holders of such certificates.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the offered certificates will be influenced by the rate at which principal on the related mortgage loans is distributed, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (referred to herein as the Prepayment Assumption) assumes:

                  (i) in the case of the fixed-rate mortgage loans, 100% of the Fixed-Rate Prepayment Vector. The Fixed-Rate Prepayment Vector assumes a constant prepayment rate, or CPR, of approximately 2.3% per annum in the first month of the life of such mortgage loans and an additional approximately 2.3% (precisely 20.7%/9) per annum in each month thereafter until the 10th month. Beginning in the 10th month and in each month thereafter during the life of such mortgage loans, the Prepayment Vector assumes a CPR of 23%; and

                  (ii) in the case of the adjustable-rate mortgage loans, 100% of the Adjustable-Rate Prepayment Vector. The Adjustable-Rate Prepayment Vector assumes a CPR of approximately 4% per annum in the first month of the life of such mortgage loans and an additional approximately 1.3478% (precisely 31%/23) per annum in each month until the 24th month. Beginning in the 24th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 35%.

         CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

         Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption.

         The tables entitled "Percent of Initial Certificate Principal Balance Outstanding" in this prospectus supplement indicate the percentage of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the dates shown at various percentages of the prepayment model and the corresponding weighted average lives of these certificates. The tables are based on the following modeling assumptions:

          o the mortgage pool consists of mortgage loans with the characteristics set forth in the table entitled "Assumed Mortgage Loan Characteristics";

          o    the cut-off date for the mortgage loans is June 1, 2004;

          o distributions on the certificates are received on the 25th day of each month, commencing in July 2004;

          o the mortgage loans prepay at the percentages of the Prepayment Assumption indicated in the applicable Prepayment Scenario;

          o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred;

          o none of the depositor, the seller, the servicer or any other person purchases from the trust any mortgage loan under any obligation or option under the pooling and servicing agreement, except as indicated in the second footnote following the tables entitled "Percent of Initial Certificate Principal Balance Outstanding";

          o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in July 2004, and are computed prior to giving effect to any prepayments received in the prior month;

          o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in June 2004, and include 30 days' interest on the mortgage loan;

          o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity;

          o    the certificates are purchased on July 7, 2004;

          o the fee payable to the servicer is 0.50% per annum and the fee payable to the trustee is approximately 0.007% per annum;

          o the pass-through rates for the offered certificates are as set forth under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement;

          o one-month LIBOR remains constant at 1.34% per annum and six-month LIBOR remains constant at 1.87% per annum, and the mortgage rate on each adjustable-rate mortgage loan is adjusted on the first adjustment date and on subsequent adjustment dates, if necessary, to equal the index plus the applicable gross margin, subject to the applicable periodic rate cap and lifetime limitations; and

          o the monthly payment on each adjustable-rate mortgage loan is adjusted on the Due Date immediately following the first adjustment date and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment.

                             PREPAYMENT SCENARIOS(1)

                                            I      II     III     IV       V
                                          ----    ----   -----  ------   ------
Fixed-Rate Mortgage Loans:                  0%     50%    100%    150%    200%
Adjustable-Rate Mortgage Loans:             0%     50%    100%    150%    200%

------------------
(1) Percentages of the Fixed-Rate Prepayment Vector or the Adjustable-Rate Prepayment Vector, as applicable.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS




                            AMORTIZED    STATED
                            REMAINING   REMAINING                                               MONTHS TO   INITIAL
                INITIAL      TERM TO     TERM TO              GROSS      MAXIMUM     MINIMUM    NEXT RATE   PERIODIC  PERIODIC
   PRINCIPAL    MORTGAGE    MATURITY    MATURITY   SEASONING  MARGIN    MORTGAGE    MORTGAGE    ADJUSTMENT  RATE CAP  RATE CAP
  BALANCE ($)    RATE (%)   (MONTHS)    (MONTHS)    (MONTHS)    (%)     RATE (%)    RATE (%)       DATE        (%)       (%)
  -----------    --------   --------    --------    --------    ---     --------    --------       ----        ---       ---
  3,430,511.74     7.206        350         350        10       5.095     13.451       6.049         27        2.664     1.359
    142,946.17     5.750        356         356         4       2.875     11.750       2.875         32        6.000     2.000
    678,635.77     5.943        355         355         5       5.127     12.239       5.943         31        2.327     1.224
 17,353,182.97     6.349        357         357         3       5.680     12.356       6.261         33        3.025     1.053
    263,423.79     6.505        356         356         4       4.928     12.505       5.046         32        4.592     1.531
  1,439,198.65     6.897        315         355         5       4.405     12.558       4.860         31        3.000     1.000
  3,980,027.01     6.390        317         358         2       5.717     11.765       6.390         34        3.000     1.000
  1,127,122.01     3.960        266         266        94       2.703     12.354       2.703          9        5.104     1.938
  6,256,304.39     6.188        352         352         8       3.014     11.438       3.128         52        4.340     1.373
    131,581.53     7.500        356         356         4       6.750     14.000       7.500         56        3.000     1.000
  1,430,793.53     6.668        356         356         4       4.381     12.668       5.433         56        4.633     1.393
  5,625,079.89     5.908        356         356         4       2.875     11.908       2.875         56        6.000     2.000
    230,976.39     3.125        298         298        62       2.000     13.125       2.000          4        6.000     1.000
  2,158,343.28     6.249        277         344        16       2.928     11.822       3.535         44        4.985     1.804
    666,608.10     4.750        356         356         4       3.250     10.750       4.750         80        5.000     1.000
    102,170.35    10.764        292         112        68        N/A        N/A         N/A         N/A         N/A       N/A
  5,616,940.29     9.324        356         176         4        N/A        N/A         N/A         N/A         N/A       N/A
  1,033,749.53     9.118        355         175         5        N/A        N/A         N/A         N/A         N/A       N/A
  2,446,419.33    10.365        357         177         3        N/A        N/A         N/A         N/A         N/A       N/A
  9,580,511.70     9.897        356         176         4        N/A        N/A         N/A         N/A         N/A       N/A
    350,732.05    10.350        354         174         6        N/A        N/A         N/A         N/A         N/A       N/A
     85,145.81     9.370        354         234         6        N/A        N/A         N/A         N/A         N/A       N/A
    200,418.47     8.571         57          57         3        N/A        N/A         N/A         N/A         N/A       N/A
  1,750,444.01     8.109        113         113        10        N/A        N/A         N/A         N/A         N/A       N/A
    173,201.61     8.916        117         117         3        N/A        N/A         N/A         N/A         N/A       N/A
  1,553,561.99     8.355        117         117         3        N/A        N/A         N/A         N/A         N/A       N/A
  9,192,874.21     7.731        170         170         9        N/A        N/A         N/A         N/A         N/A       N/A
  2,512,542.16     7.493        178         178         2        N/A        N/A         N/A         N/A         N/A       N/A
    228,316.75     8.049        175         175         5        N/A        N/A         N/A         N/A         N/A       N/A
  9,967,531.15     7.771        176         176         3        N/A        N/A         N/A         N/A         N/A       N/A
  1,435,886.15     6.706        176         176         4        N/A        N/A         N/A         N/A         N/A       N/A
 10,277,884.92     8.606        233         233         9        N/A        N/A         N/A         N/A         N/A       N/A
  3,616,300.83     8.192        237         237         3        N/A        N/A         N/A         N/A         N/A       N/A
    330,528.14    11.924        237         237         3        N/A        N/A         N/A         N/A         N/A       N/A
 12,386,032.68     8.305        236         236         4        N/A        N/A         N/A         N/A         N/A       N/A
    555,004.69     7.738        236         236         4        N/A        N/A         N/A         N/A         N/A       N/A
  2,484,748.12     8.131        287         287        27        N/A        N/A         N/A         N/A         N/A       N/A
    682,505.20     7.699        280         280         2        N/A        N/A         N/A         N/A         N/A       N/A
  3,075,032.21     8.154        293         293         3        N/A        N/A         N/A         N/A         N/A       N/A
 95,535,701.42     8.013        353         353         7        N/A        N/A         N/A         N/A         N/A       N/A
 34,712,666.12     8.106        356         356         4        N/A        N/A         N/A         N/A         N/A       N/A
  2,800,682.09     7.795        352         352         7        N/A        N/A         N/A         N/A         N/A       N/A
114,448,020.13     7.793        356         356         4        N/A        N/A         N/A         N/A         N/A       N/A
    103,549.49     8.500        353         353         7        N/A        N/A         N/A         N/A         N/A       N/A
 20,724,406.48     7.007        356         356         4        N/A        N/A         N/A         N/A         N/A       N/A
  1,935,210.18     6.069        300         355         5        N/A        N/A         N/A         N/A         N/A       N/A
    564,987.77     6.380        300         357         3        N/A        N/A         N/A         N/A         N/A       N/A



   RATE                                    ORIGINAL
ADJUSTMENT                    ORIGINAL     INTEREST
 FREQUENCY                   PREPAYMENT    ONLY TERM
 (MONTHS)      ARM INDEX    TERM (MONTHS)  (MONTHS)
 --------      ---------    -------------  --------
     7       6 Month LIBOR        0            0
     6       6 Month LIBOR       12            0
     6       6 Month LIBOR       24            0
     6       6 Month LIBOR       36            0
     6       6 Month LIBOR       60            0
     6       6 Month LIBOR        0           45
     6       6 Month LIBOR       36           43
    12       6 Month LIBOR        0            0
     8       6 Month LIBOR        0            0
     6       6 Month LIBOR       24            0
     6       6 Month LIBOR       36            0
     6       6 Month LIBOR       60            0
     6       6 Month LIBOR        0           60
     9       6 Month LIBOR        0           83
     6       6 Month LIBOR        0            0
    N/A           N/A             0            0
    N/A           N/A             0            0
    N/A           N/A            12            0
    N/A           N/A            24            0
    N/A           N/A            36            0
    N/A           N/A            60            0
    N/A           N/A            36            0
    N/A           N/A             0            0
    N/A           N/A             0            0
    N/A           N/A            12            0
    N/A           N/A            36            0
    N/A           N/A             0            0
    N/A           N/A            12            0
    N/A           N/A            24            0
    N/A           N/A            36            0
    N/A           N/A            60            0
    N/A           N/A             0            0
    N/A           N/A            12            0
    N/A           N/A            24            0
    N/A           N/A            36            0
    N/A           N/A            60            0
    N/A           N/A             0            0
    N/A           N/A            12            0
    N/A           N/A            36            0
    N/A           N/A             0            0
    N/A           N/A            12            0
    N/A           N/A            24            0
    N/A           N/A            36            0
    N/A           N/A            48            0
    N/A           N/A            60            0
    N/A           N/A             0           60
    N/A           N/A            36           60


         There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables entitled "Percent of Initial Certificate Principal Balance Outstanding" in this prospectus supplement. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding and the corresponding weighted average lives of the certificates set forth in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of the related index or one-month LIBOR will remain constant as assumed, the offered certificates may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement, the occurrence of a Trigger Event or a Stepdown Date will have the effect of accelerating or decelerating the amortization of the offered certificates, affecting the weighted average lives of the offered certificates. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and corresponding weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans included in the mortgage pool equals any of the specified percentages of CPR shown in the Prepayment Scenarios in the immediately following tables.

         Based on the foregoing assumptions and the Assumed Mortgage Loan Characteristics, the tables set forth the percentages of the original Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the dates shown and the corresponding weighted average lives.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                  CLASS A-1                                   CLASS A-2
                                             PREPAYMENT SCENARIOS                        PREPAYMENT SCENARIOS
                                    ---------------------------------------     ---------------------------------------
DISTRIBUTION DATE                    I       II      III      IV        V        I       II      III      IV        V
-----------------                   ----    ----    ----     ----      ---      ---      ---     ---      ----      --
Initial Percentage...........      100      100     100      100      100       100     100     100      100      100
June 25, 2005................       97       73      48       24        0       100     100     100      100       91
June 25, 2006................       94       45       1        0        0       100     100     100        0        0
June 25, 2007................       90       20       0        0        0       100     100       0        0        0
June 25, 2008................       87        *       0        0        0       100     100       0        0        0
June 25, 2009................       83        0       0        0        0       100       0       0        0        0
June 25, 2010................       79        0       0        0        0       100       0       0        0        0
June 25, 2011................       75        0       0        0        0       100       0       0        0        0
June 25, 2012................       71        0       0        0        0       100       0       0        0        0
June 25, 2013................       68        0       0        0        0       100       0       0        0        0
June 25, 2014................       63        0       0        0        0       100       0       0        0        0
June 25, 2015................       59        0       0        0        0       100       0       0        0        0
June 25, 2016................       54        0       0        0        0       100       0       0        0        0
June 25, 2017................       48        0       0        0        0       100       0       0        0        0
June 25, 2018................       42        0       0        0        0       100       0       0        0        0
June 25, 2019................       28        0       0        0        0       100       0       0        0        0
June 25, 2020................       22        0       0        0        0       100       0       0        0        0
June 25, 2021................       15        0       0        0        0       100       0       0        0        0
June 25, 2022................        8        0       0        0        0       100       0       0        0        0
June 25, 2023................        0        0       0        0        0        97       0       0        0        0
June 25, 2024................        0        0       0        0        0        50       0       0        0        0
June 25, 2025................        0        0       0        0        0         7       0       0        0        0
June 25, 2026................        0        0       0        0        0         0       0       0        0        0
June 25, 2027................        0        0       0        0        0         0       0       0        0        0
June 25, 2028................        0        0       0        0        0         0       0       0        0        0
June 25, 2029................        0        0       0        0        0         0       0       0        0        0
June 25, 2030................        0        0       0        0        0         0       0       0        0        0
June 25, 2031................        0        0       0        0        0         0       0       0        0        0
June 25, 2032................        0        0       0        0        0         0       0       0        0        0
June 25, 2033................        0        0       0        0        0         0       0       0        0        0
June 25, 2034................        0        0       0        0        0         0       0       0        0        0

Weighted Avg. Life to Maturity
(in years)(1)................      11.34    1.88     1.00    0.68     0.51     20.02    4.38     2.20    1.46     1.07
Weighted Avg. Life to Call(1)(2)   11.34    1.88     1.00    0.68     0.51     20.02    4.38     2.20    1.46     1.07

--------------------
*    Represents less than one-half of one percent.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                  CLASS A-3                                   CLASS A-4
                                             PREPAYMENT SCENARIOS                        PREPAYMENT SCENARIOS
                                    ---------------------------------------     ---------------------------------------
DISTRIBUTION DATE                    I       II      III      IV        V        I       II      III      IV        V
-----------------                   ----    ----    ----     ----      ---      ---      ---     ---      ----      --

Initial Percentage...........       100      100     100      100      100       100      100     100      100      100
June 25, 2005................       100      100     100      100      100       100      100     100      100      100
June 25, 2006................       100      100     100       27        0       100      100     100      100        0
June 25, 2007................       100      100      34        0        0       100      100     100        0        0
June 25, 2008................       100      100       *        0        0       100      100     100        0        0
June 25, 2009................       100       88       0        0        0       100      100      44        0        0
June 25, 2010................       100       60       0        0        0       100      100      10        0        0
June 25, 2011................       100       37       0        0        0       100      100       0        0        0
June 25, 2012................       100       26       0        0        0       100      100       0        0        0
June 25, 2013................       100       13       0        0        0       100      100       0        0        0
June 25, 2014................       100        0       0        0        0       100       99       0        0        0
June 25, 2015................       100        0       0        0        0       100       77       0        0        0
June 25, 2016................       100        0       0        0        0       100       57       0        0        0
June 25, 2017................       100        0       0        0        0       100       38       0        0        0
June 25, 2018................       100        0       0        0        0       100       21       0        0        0
June 25, 2019................       100        0       0        0        0       100        1       0        0        0
June 25, 2020................       100        0       0        0        0       100        0       0        0        0
June 25, 2021................       100        0       0        0        0       100        0       0        0        0
June 25, 2022................       100        0       0        0        0       100        0       0        0        0
June 25, 2023................       100        0       0        0        0       100        0       0        0        0
June 25, 2024................       100        0       0        0        0       100        0       0        0        0
June 25, 2025................       100        0       0        0        0       100        0       0        0        0
June 25, 2026................        85        0       0        0        0       100        0       0        0        0
June 25, 2027................        66        0       0        0        0       100        0       0        0        0
June 25, 2028................        45        0       0        0        0       100        0       0        0        0
June 25, 2029................        23        0       0        0        0       100        0       0        0        0
June 25, 2030................         0        0       0        0        0        98        0       0        0        0
June 25, 2031................         0        0       0        0        0        54        0       0        0        0
June 25, 2032................         0        0       0        0        0         7        0       0        0        0
June 25, 2033................         0        0       0        0        0         0        0       0        0        0
June 25, 2034................         0        0       0        0        0         0        0       0        0        0

Weighted Avg. Life to Maturity
(in years)(1)................       23.71    6.78     3.00    1.87     1.36     27.09     12.43    5.00    2.45     1.76
Weighted Avg. Life to Call(1)(2)    23.71    6.78     3.00    1.87     1.36     27.09     12.42    5.00    2.45     1.76

----------------------
*    Represents less than one-half of one percent.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                  CLASS A-5                                   CLASS A-6
                                             PREPAYMENT SCENARIOS                        PREPAYMENT SCENARIOS
                                    ---------------------------------------     ---------------------------------------
DISTRIBUTION DATE                    I       II      III      IV        V        I       II      III      IV        V
-----------------                   ----    ----    ----     ----      ---      ---      ---     ---      ----      --
Initial Percentage...........       100      100     100      100      100      100      100     100      100      100
June 25, 2005................       100      100     100      100      100      100      100     100      100      100
June 25, 2006................       100      100     100      100       76      100      100     100      100      100
June 25, 2007................       100      100     100       36        0      100      100     100      100        0
June 25, 2008................       100      100     100       36        0       99       92      91      100        0
June 25, 2009................       100      100     100        3        0       98       83      80       84        0
June 25, 2010................       100      100     100        0        0       96       74      63       55        0
June 25, 2011................       100      100      84        0        0       94       64      47       35        0
June 25, 2012................       100      100      83        0        0       86       40      20       22        0
June 25, 2013................       100      100      71        0        0       77       25       8       14        0
June 25, 2014................       100      100      56        0        0       69       16       3        7        0
June 25, 2015................       100      100      43        0        0       62       10       1        2        0
June 25, 2016................       100      100      33        0        0       54        6       1        0        0
June 25, 2017................       100      100      24        0        0       46        4       *        0        0
June 25, 2018................       100      100      18        0        0       39        2       *        0        0
June 25, 2019................       100      100      10        0        0       25        1       *        0        0
June 25, 2020................       100       86       5        0        0       21        1       *        0        0
June 25, 2021................       100       72       2        0        0       17        *       *        0        0
June 25, 2022................       100       60       0        0        0       13        *       0        0        0
June 25, 2023................       100       49       0        0        0        9        *       0        0        0
June 25, 2024................       100       40       0        0        0        7        *       0        0        0
June 25, 2025................       100       33       0        0        0        6        *       0        0        0
June 25, 2026................       100       26       0        0        0        4        *       0        0        0
June 25, 2027................       100       21       0        0        0        3        *       0        0        0
June 25, 2028................       100       16       0        0        0        2        *       0        0        0
June 25, 2029................       100       10       0        0        0        1        *       0        0        0
June 25, 2030................       100        5       0        0        0        1        *       0        0        0
June 25, 2031................       100        *       0        0        0        *        0       0        0        0
June 25, 2032................       100        0       0        0        0        *        0       0        0        0
June 25, 2033................        41        0       0        0        0        *        0       0        0        0
June 25, 2034................         0        0       0        0        0        0        0       0        0        0

Weighted Avg. Life to Maturity
(in years)(1)................       28.88    19.68   10.84    3.49     2.10     12.81    7.65     6.63    6.70     2.56
Weighted Avg. Life to Call(1)(2)    28.05    14.72    7.84    3.49     2.10     12.81    7.63     6.41    5.05     2.56

---------------------
*    Represents less than one-half of one percent.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                  CLASS M-1                                   CLASS M-2
                                             PREPAYMENT SCENARIOS                        PREPAYMENT SCENARIOS
                                    ---------------------------------------     ---------------------------------------
DISTRIBUTION DATE                    I       II      III      IV        V        I       II      III      IV        V
-----------------                   ----    ----    ----     ----      ---      ---      ---     ---      ----      --
Initial Percentage...........       100      100     100      100      100       100      100     100     100      100
June 25, 2005................       100      100     100      100      100       100      100     100     100      100
June 25, 2006................       100      100     100      100      100       100      100     100     100      100
June 25, 2007................       100      100     100      100       92       100      100     100     100      100
June 25, 2008................       100      100      65       53       92       100      100      65      34       62
June 25, 2009................       100       99      49       22       70       100       99      49      22        8
June 25, 2010................       100       86      36       14       37       100       86      36      14        *
June 25, 2011................       100       74      27        9       14       100       74      27       9        0
June 25, 2012................       100       63      20        6        2       100       63      20       4        0
June 25, 2013................       100       54      15        2        0       100       54      15       0        0
June 25, 2014................       100       46      11        0        0       100       46      11       0        0
June 25, 2015................       100       40       8        0        0       100       40       8       0        0
June 25, 2016................       100       34       6        0        0       100       34       6       0        0
June 25, 2017................       100       28       5        0        0       100       28       1       0        0
June 25, 2018................       100       24       1        0        0       100       24       0       0        0
June 25, 2019................       100       19       0        0        0       100       19       0       0        0
June 25, 2020................       100       16       0        0        0       100       16       0       0        0
June 25, 2021................       100       13       0        0        0       100       13       0       0        0
June 25, 2022................       100       11       0        0        0       100       11       0       0        0
June 25, 2023................       100        9       0        0        0       100        9       0       0        0
June 25, 2024................        93        7       0        0        0        93        7       0       0        0
June 25, 2025................        86        6       0        0        0        86        5       0       0        0
June 25, 2026................        79        5       0        0        0        79        2       0       0        0
June 25, 2027................        70        3       0        0        0        70        0       0       0        0
June 25, 2028................        62        0       0        0        0        62        0       0       0        0
June 25, 2029................        52        0       0        0        0        52        0       0       0        0
June 25, 2030................        42        0       0        0        0        42        0       0       0        0
June 25, 2031................        32        0       0        0        0        32        0       0       0        0
June 25, 2032................        20        0       0        0        0        20        0       0       0        0
June 25, 2033................         8        0       0        0        0         8        0       0       0        0
June 25, 2034................         0        0       0        0        0         0        0       0       0        0

Weighted Avg. Life to Maturity
(in years)(1)................      24.94    10.88    5.90    4.61     5.62     24.94    10.81    5.84    4.34     4.23
Weighted Avg. Life to Call(1)(2)   24.79    10.02    5.35    4.24     3.57     24.79    10.02    5.34    4.01     3.63

--------------------------------
*    Represents less than one-half of one percent.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                  CLASS M-3                                   CLASS B-1
                                             PREPAYMENT SCENARIOS                        PREPAYMENT SCENARIOS
                                    --------------------------------------      ---------------------------------------
DISTRIBUTION DATE                    I       II      III      IV        V        I       II      III      IV        V
-----------------                   ---      ---     ---      ---      ---      ---      ---     ---      ---      ---
Initial Percentage...........       100      100     100      100      100      100      100     100      100      100
June 25, 2005................       100      100     100      100      100      100      100     100      100      100
June 25, 2006................       100      100     100      100      100      100      100     100      100      100
June 25, 2007................       100      100     100      100      100      100      100     100      100      100
June 25, 2008................       100      100      65       34       16      100      100      65       34       16
June 25, 2009................       100       99      49       22        8      100       99      49       22        6
June 25, 2010................       100       86      36       14        0      100       86      36       14        0
June 25, 2011................       100       74      27        9        0      100       74      27        9        0
June 25, 2012................       100       63      20        0        0      100       63      20        0        0
June 25, 2013................       100       54      15        0        0      100       54      15        0        0
June 25, 2014................       100       46      11        0        0      100       46      11        0        0
June 25, 2015................       100       40       8        0        0      100       40       7        0        0
June 25, 2016................       100       34       0        0        0      100       34       0        0        0
June 25, 2017................       100       28       0        0        0      100       28       0        0        0
June 25, 2018................       100       24       0        0        0      100       24       0        0        0
June 25, 2019................       100       19       0        0        0      100       19       0        0        0
June 25, 2020................       100       16       0        0        0      100       16       0        0        0
June 25, 2021................       100       13       0        0        0      100       13       0        0        0
June 25, 2022................       100       11       0        0        0      100       11       0        0        0
June 25, 2023................       100        9       0        0        0      100        9       0        0        0
June 25, 2024................        93        7       0        0        0       93        *       0        0        0
June 25, 2025................        86        0       0        0        0       86        0       0        0        0
June 25, 2026................        79        0       0        0        0       79        0       0        0        0
June 25, 2027................        70        0       0        0        0       70        0       0        0        0
June 25, 2028................        62        0       0        0        0       62        0       0        0        0
June 25, 2029................        52        0       0        0        0       52        0       0        0        0
June 25, 2030................        42        0       0        0        0       42        0       0        0        0
June 25, 2031................        32        0       0        0        0       32        0       0        0        0
June 25, 2032................        20        0       0        0        0       20        0       0        0        0
June 25, 2033................         8        0       0        0        0        2        0       0        0        0
June 25, 2034................         0        0       0        0        0        0        0       0        0        0

Weighted Avg. Life to Maturity
(in years)(1)................     24.93    10.73    5.78     4.21     3.82    24.92    10.68    5.73     4.16     3.71
Weighted Avg. Life to Call(1)(2)  24.79    10.02    5.33     3.91     3.61    24.79    10.02    5.33     3.88     3.52

----------
* Represents less than one-half of one percent.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                             CLASS B-2
                                                                        PREPAYMENT SCENARIOS
                                                                        --------------------
DISTRIBUTION DATE                                  I             II             III            IV              V
-----------------                                 ---            ---            ---            ---            ---
Initial Percentage...........                     100            100            100            100            100
June 25, 2005................                     100            100            100            100            100
June 25, 2006................                     100            100            100            100            100
June 25, 2007................                     100            100            100            100            100
June 25, 2008................                     100            100             65             34             16
June 25, 2009................                     100             99             49             22              0
June 25, 2010................                     100             86             36             14              0
June 25, 2011................                     100             74             27              *              0
June 25, 2012................                     100             63             20              0              0
June 25, 2013................                     100             54             15              0              0
June 25, 2014................                     100             46             11              0              0
June 25, 2015................                     100             40              0              0              0
June 25, 2016................                     100             34              0              0              0
June 25, 2017................                     100             28              0              0              0
June 25, 2018................                     100             24              0              0              0
June 25, 2019................                     100             19              0              0              0
June 25, 2020................                     100             16              0              0              0
June 25, 2021................                     100             13              0              0              0
June 25, 2022................                     100             11              0              0              0
June 25, 2023................                     100              3              0              0              0
June 25, 2024................                      93              0              0              0              0
June 25, 2025................                      86              0              0              0              0
June 25, 2026................                      79              0              0              0              0
June 25, 2027................                      70              0              0              0              0
June 25, 2028................                      62              0              0              0              0
June 25, 2029................                      52              0              0              0              0
June 25, 2030................                      42              0              0              0              0
June 25, 2031................                      32              0              0              0              0
June 25, 2032................                      20              0              0              0              0
June 25, 2033................                       0              0              0              0              0
June 25, 2034................                       0              0              0              0              0

Weighted Avg. Life to Maturity (in years)(1)    24.91          10.60           5.68           4.09           3.59
Weighted Avg. Life to Call(1)(2)                24.79          10.02           5.33           3.85           3.42

----------
* Represents less than one-half of one percent.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

         There is no assurance that prepayments of the mortgage loans included in the mortgage pool will conform to any of the levels of the prepayment model indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the offered certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL DESCRIPTION OF THE CERTIFICATES

         The C-BASS Mortgage Loan Asset-Backed Certificates, Series 2004-CB4 will consist of the following classes of certificates: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates;
(ii) the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates; (iii) the Class X Certificates and the Class N Certificates and (iv) the Class R Certificates and the Class R-X Certificates. Only the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B-1 Certificates and the Class B-2 Certificates are offered by this prospectus supplement.

         The offered certificates, the Class B-3 Certificates and the Class B-4 Certificates will have the respective original Certificate Principal Balances specified in the summary of this prospectus supplement, subject to a permitted variance of plus or minus five percent.

         The offered certificates, the Class B-3 Certificates and the Class B-4 Certificates will be issued in book-entry form as described below. The offered certificates, the Class B-3 Certificates and the Class B-4 Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof.

         Distributions on the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in July 2004, to the persons in whose names such certificates are registered at the close of business on the record date. With respect to the Class A-1 Certificates, the record date is the business day immediately preceding such distribution date and with respect to the Class A Certificates (other than the Class A-1 Certificates), the Mezzanine Certificates and with respect to any certificate which becomes a definitive certificate, the record date is the last business day of the month immediately preceding the month in which the related distribution date occurs or the closing date, in the case of the first distribution date.

BOOK-ENTRY CERTIFICATES

         The offered certificates, the Class B-3 Certificates and the Class B-4 Certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the book-entry certificates are referred to as certificate owners and will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Citibank and JPMorgan Chase Bank are referred to individually as the "Relevant Depositary" and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000. Except as described below, no certificate owner acquiring a book-entry certificate will be entitled to receive a physical, or definitive, certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

         The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Certificate owners will receive all distributions of principal of, and interest on, the book-entry certificates from the trustee through DTC and DTC participants. While the book-entry certificates are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

         Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

         Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System," or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

         Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because

DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

         DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

         Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of a servicer event of termination as set forth in the pooling and servicing agreement, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the depositor, the seller, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         The "Accrued Certificate Interest" for each class of offered certificates, the Class B-3 Certificates and the Class B-4 Certificates and each distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such class of certificates immediately prior to that distribution date, minus each class's Interest Percentage of prepayment interest shortfalls and shortfalls caused by the Relief Act or similar state laws for such distribution date.

         The "Applied Realized Loss Amount" with respect to each distribution date and the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates is (1) the excess, if any, of (a) the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates (after giving effect to all distributions on such distribution date) over (b) the aggregate principal balance of the mortgage loans as of the end of the related Collection Period and (2) (without duplication) any amounts applied with respect to Special Hazard Losses as set forth below under "--Allocation of Losses".

         The "Available Funds" will be equal to the sum of the following amounts with respect to the mortgage loans, net of amounts reimbursable or payable to the servicer, including the servicing fee and any accrued and unpaid servicing fee: (i) the aggregate amount of monthly payments on the mortgage loans due during the related Collection Period and received by the trustee one business day prior to the related distribution date, (ii) certain unscheduled payments in respect of the mortgage loans, including prepayments (but excluding any prepayment charges collected), insurance proceeds, liquidation proceeds and Subsequent Recoveries, net of certain expenses reimbursed during the related Prepayment Period, (iii) payments from the servicer in connection with Advances and prepayment interest shortfalls on the Mortgage Loans for such distribution date, (iv) the purchase price for any repurchased mortgage loan deposited to the collection account during the related Prepayment Period, (v) any Substitution Adjustments deposited in the collection account during the related Prepayment Period and (vi) on the distribution date on which the trust is to be terminated in accordance with the pooling and servicing agreement, the Termination Price.

         The "Certificate Principal Balance" with respect to the Class A Certificates and the Mezzanine Certificates and any distribution date, will equal the Certificate Principal Balance of such class on the date of the initial issuance of the certificates as reduced, but not below zero, by (i) all amounts distributed on previous distribution dates on such class on account of principal (taking into account any increases in the Certificate Principal Balance thereof due to the receipt of Subsequent Recoveries) and (ii) such class' share of any Applied Realized Loss Amount for previous distribution dates.

         "Class A-6 Lockout Distribution Amount" means, for any distribution date, the product of (x) the Class A-6 Lockout Percentage for that distribution date and (y) the Class A-6 Pro Rata Distribution Amount for that distribution date; provided, that, in no event shall the Class A-6 Lockout Distribution Amount for a distribution date exceed the Senior Principal Distribution Amount for that distribution date or the Certificate Principal Balance of the Class A-6 Certificates immediately prior to that distribution date.


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         "Class A-6 Lockout Percentage" means, for any distribution date, the applicable percentage set forth in the table below:

         -------------------------------------------------------
         DISTRIBUTION DATE                            PERCENTAGE
         -------------------------------------------------------
         July 2004 to June 2007                           0%
         July 2007 to June 2009                          45%
         July 2009 to June 2010                          80%
         July 2010 to June 2011                         100%
         July 2011 and thereafter                       300%
         -------------------------------------------------------

         "Class A-6 Pro Rata Distribution Amount" means, for any distribution date, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that distribution date and (y) the Senior Principal Distribution Amount for that distribution date.

         "Class B-1 Applied Realized Loss Amount" means, as to the Class B-1 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount on such distribution date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the sum of the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount as of such distribution date.

         The "Class B-1 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such distribution date) and (v) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date over (y) the lesser of
(A) the product of (i) approximately 88.40% and (ii) the principal balance of the mortgage loans as of the last day of the related Collection Period and (B) the principal balance of the mortgage loans as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the principal balance of the mortgage loans as of the cut-off date, but in no event less than zero.

         "Class B-1 Realized Loss Amortization Amount" means, as to the Class B-1 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiii) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class B-2 Applied Realized Loss Amount" means, as to the Class B-2 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount on such distribution date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the sum of the Class B-3 Applied

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Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such distribution date.

         The "Class B-2 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such distribution date), (v) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of principal on the Class B-1 Certificates on such distribution date) and (vi) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 90.40% and (ii) the principal balance of the mortgage loans as of the last day of the related Collection Period and (B) the principal balance of the mortgage loans as of the last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the principal balance of the mortgage loans as of the cut-off date, but in no event less than zero.

         "Class B-2 Realized Loss Amortization Amount" means, as to the Class B-2 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvi) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class B-3 Applied Realized Loss Amount" means, as to the Class B-3 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount on such distribution date, but prior to the application of the Class B-3 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the Class B-4 Applied Realized Loss Amount, in each case as of such distribution date.

         The "Class B-3 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such distribution date), (v) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of principal on the Class B-1 Certificates on such distribution date), (vi) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account distributions of principal on the Class B-2 Certificates on such distribution date) and (vii) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 92.40% and (ii) the principal balance of the mortgage loans as of the last day of the related Collection Period and (B) the principal balance of the mortgage loans as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the principal balance of the mortgage loans as of the cut-off date, but in no event less than zero.

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         "Class B-3 Realized Loss Amortization Amount" means, as to the Class
B-3 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-3 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xix) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class B-4 Applied Realized Loss Amount" means, as to the Class B-4 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount on such distribution date, but prior to the application of the Class B-4 Applied Realized Loss Amount, if any, on such distribution date) and (y) the Applied Realized Loss Amount as of such distribution date.

         The "Class B-4 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of principal on the Class M-3 Certificates on such distribution date), (v) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account distributions of principal on the Class B-1 Certificates on such distribution date), (vi) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account distributions of principal on the Class B-2 Certificates on such distribution date), (vii) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account distributions of principal on the Class B-3 Certificates on such distribution date) and (viii) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such distribution date over (y) the lesser of
(A) the product of (i) approximately 94.30% and (ii) the principal balance of the mortgage loans as of the last day of the related Collection Period and (B) the principal balance of the mortgage loans as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the principal balance of the mortgage loans as of the cut-off date, but in no event less than zero.

         "Class B-4 Realized Loss Amortization Amount" means, as to the Class B-4 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-4 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxii) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class M-1 Applied Realized Loss Amount" means, as to the Class M-1 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount on such distribution date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such distribution date.

         The "Class M-1 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance

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of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such distribution date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 76.39% and (ii) the principal balance of the mortgage loans as of the last day of the related Collection Period and (B) the principal balance of the mortgage loans as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the principal balance of the mortgage loans as of the cut-off date, but in no event less than zero.

         "Class M-1 Realized Loss Amortization Amount" means, as to the Class M-1 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (iv) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class M-2 Applied Realized Loss Amount" means, as to the Class M-2 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount on such distribution date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the sum of the Class M-3 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such distribution date.

         The "Class M-2 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of principal on the Class A Certificates on such distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such distribution date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 84.39% and (ii) the principal balance of the mortgage loans as of the last day of the related Collection Period and (B) the principal balance of the mortgage loans as of the last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the principal balance of the mortgage loans as of the cut-off date, but in no event less than zero.

         "Class M-2 Realized Loss Amortization Amount" means, as to the Class M-2 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (vii) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class M-3 Applied Realized Loss Amount" means, as to the Class M-3 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Remittance Amount on such distribution date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the sum of the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount and the Class B-4 Applied Realized Loss Amount, in each case as of such distribution date.

         The "Class M-3 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions

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of principal on the Class A Certificates on such distribution date), (ii) the
Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of principal on the Class M-1 Certificates on such distribution date), (ii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of principal on the Class M-2 Certificates on such distribution date) and (iii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 86.40% and (ii) the principal balance of the mortgage loans as of the last day of the related Collection Period and (B) the principal balance of the mortgage loans as of the last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the principal balance of the mortgage loans as of the cut-off date, but in no event less than zero.

         "Class M-3 Realized Loss Amortization Amount" means, as to the Class M-3 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (x) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         The "Collection Period" with respect to any distribution date means the period from the second day of the calendar month preceding the month in which such distribution date occurs through the first day of the month in which such distribution date occurs.

         A "Deficient Valuation" with respect to any mortgage loan is a valuation of the related mortgaged property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Due Date" with respect to any mortgage loan is the date on which the monthly payment for such mortgage loan is due.

         The "Interest Accrual Period" means (i) for any distribution date and Class A-1 Certificates, the period from the preceding distribution date, or in the case of the first distribution date, from the closing date, to the day prior to the current distribution date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year and (ii) for any distribution date and the offered certificates (other than the Class A-1 Certificates), the Class B-3 Certificates and the Class B-4 Certificates, the period from and including the first day of each month, commencing June 1, 2004, to and including the last day of such month, and calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

         The "Interest Carry Forward Amount" means for any class of certificates and any distribution date the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior distribution date, over the amount in respect of interest actually distributed on each class on such prior distribution date and (b) interest on such excess at the applicable pass-through rate on the basis of the actual number of days elapsed since the prior distribution date.

         The "Interest Percentage" is, with respect to any class of certificates and any distribution date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes, in each case with respect to such distribution date.

         The "Interest Remittance Amount" means, as of any Determination Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the mortgage loans (less the servicing fee, certain amounts available for reimbursement of Advances and

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servicing advances as described under "The Pooling and Servicing Agreement--
Advances" and certain other reimbursable expenses pursuant to the pooling and servicing agreement), (ii) all Compensating Interest the servicer paid on such Determination Date with respect to the mortgage loans and (iii) the portion of any payment in connection with any substitution, repurchase, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the mortgage loans received during the related Collection Period.

         A "Liquidated Mortgage Loan" is any defaulted mortgage loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

         The "Monthly Excess Cashflow Amount" with respect to any distribution date is the sum of (i) the Monthly Excess Interest Amount, (ii) the Overcollateralization Release Amount and (iii) any portion of the Principal Distribution Amount (without duplication) remaining after all distributions for that distribution date which are set forth under "--Principal Distributions" below.

         The "Monthly Excess Interest Amount" is the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth under clauses (i) through (x) of "--Interest Distributions" below.

         The "Net Mortgage Rate" for each mortgage loan is the applicable mortgage rate, less (i) the servicing fee rate and (ii) the trustee fee rate.

         "Optional Termination Date" means the first distribution date on which the aggregate principal balance of the mortgage loans is reduced to less than 10% of the Cut-off Date Principal Balance of the mortgage loans.

         The "Overcollateralization Amount" means, as of any distribution date, the excess of (x) the aggregate principal balance of the mortgage loans as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate Principal Balance of all classes of offered certificates, the Class B-3 Certificates and the Class B-4 Certificates (after taking into account all distributions of principal on such distribution date).

         The "Overcollateralization Deficiency" means, as of any distribution date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such distribution date over (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after taking into account the reduction on such distribution date of the Certificate Principal Balances of all classes of offered certificates, the Class B-3 Certificates and the Class B-4 Certificates, resulting from the distribution of the Principal Remittance Amount on such distribution date, but prior to taking into account any Applied Realized Loss Amounts on such distribution date.

         The "Overcollateralization Release Amount" means, with respect to any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates on such distribution date), over (ii) the Targeted Overcollateralization Amount for such distribution date. With respect to any distribution date prior to the Stepdown Date or on or after the Stepdown Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

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         The "Prepayment Period" with respect to any distribution date means the calendar month preceding the month in which such distribution date occurs.

         The "Principal Remittance Amount" means, with respect to any distribution date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts available for reimbursement of Advances and servicing advances as described under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the pooling and servicing agreement) of the following amounts (without duplication) with respect to the mortgage loans and the immediately preceding Collection Period: (i) each payment of principal on a mortgage loan due during such Collection Period and received by the servicer on or prior to the related Determination Date, including any Advances with respect thereto,
(ii) all full and partial principal prepayments on the mortgage loans received by the servicer during the related Prepayment Period, (iii) the insurance proceeds and liquidation proceeds (net of certain expenses) allocable to principal on the mortgage loans and any Subsequent Recoveries on the mortgage loans actually collected by the servicer during the related Prepayment Period,
(iv) the portion of the purchase price paid in connection with the repurchase of a mortgage loan allocable to principal of all repurchased mortgage loans with respect to such Prepayment Period, (v) any Substitution Adjustments in respect of the mortgage loans received on or prior to the previous Determination Date and not yet distributed, and (vi) on the distribution date on which the trust is to be terminated in accordance with the pooling and servicing agreement, that portion of the Termination Price in respect of principal on the mortgage loans.

         The "Rate Cap" for any distribution date will be a per annum rate equal to the weighted average of the Net Mortgage Rates of the mortgage loans, weighted on the basis of the principal balance of the mortgage loans as of the first day of the related Collection Period (or, in the case of the first distribution date, the cut-off date); such result to be adjusted as necessary to an effective rate reflecting the accrual of interest on an actual/360 basis with respect to the Class A-1 Certificates and on a 30/360 basis with respect to the offered certificates (other than the Class A-1 Certificates), Class B-3 Certificates and the Class B-4 Certificates.

         A "Realized Loss" is (i) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property; (ii) as to any mortgage loan, a Deficient Valuation; (iii) as to any mortgage loan, a reduction in the principal balance thereof resulting from a Servicer Modification.

         The "Realized Loss Amortization Amount" means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount, the Class B-3 Realized Loss Amortization Amount and the Class B-4 Realized Loss Amortization Amount.

         The "Senior Enhancement Percentage" for any distribution date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Remittance Amount on such distribution date by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Collection Period.

         The "Senior Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 67.39% and (ii) the principal balance of the mortgage loans as of the last day of the related Collection Period and (B) the principal balance of the mortgage loans as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the principal balance of the mortgage loans as of the cut-off date, but in no event less than zero.

         A "60+ Day Delinquent Loan" means each mortgage loan with respect to which any portion of a monthly payment is, as of the last day of the prior Collection Period, two months or more past due, each mortgage loan in foreclosure, all REO Property relating to mortgage loans and each mortgage loan for which the mortgagor has filed for bankruptcy after the closing date.

         A "Servicer Modification" with respect to any mortgage loan in default, or where default is reasonably foreseeable, is a modification permitted by the servicer of such mortgage loan to reduce its principal balance and/or extend its term to a term not longer than the latest maturity date of any other mortgage loan. Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

         "Special Hazard Losses" are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

         The "Stepdown Date" means the earlier to occur of (x) the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero and (y) the later to occur of (A) the distribution date in July 2007 and (B) the first distribution date on which the Senior Enhancement Percentage is greater than or equal to 32.61%.

         "Subsequent Recoveries" means unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the servicer) as part of the Principal Remittance Amount for the following distribution date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a distribution date, if any Unpaid Realized Loss Amounts are outstanding, the Unpaid Realized Loss Amount for the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates will be increased by the same amount. Thereafter, such class or classes of the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates will accrue interest on the increased Certificate Principal Balance.

         A "Substitution Adjustment" with respect to any mortgage loan repurchased from the trust, an amount equal to the excess of the principal balance of the repurchased mortgage loan over the principal balance of the substituted mortgage loan.

         The "Targeted Overcollateralization Amount" means, as of any distribution date, (x) prior to the Stepdown Date, 2.85% of the Cut-off Date Principal Balance of the mortgage loans, (y) on and after the Stepdown Date provided a Trigger Event is not in effect, the lesser of (i) 2.85% of the Cut-off Date Principal Balance of the mortgage loans and (ii) the greater of (A) approximately 5.70% of the principal balance of the mortgage loans as of the last day of the related Collection Period and (B) 0.50% of the Cut-off Date Principal Balance of the mortgage loans and (z) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding distribution date.

         The "Termination Price" means, with respect to the exercise by the servicer or an affiliate of the servicer of the right to purchase the mortgage loans when the principal balance of the mortgage loans is less than 10% of the Cut-off Date Principal Balance of the mortgage loans, a price generally equal to par plus accrued and unpaid interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unreimbursed Advances and servicing advances made by the servicer.

         A "Trigger Event" is in effect on a distribution date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 49.00% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Collection Period (reduced by the amount of Subsequent Recoveries received since the cut-off date through the last day of the related Collection Period) divided by the Cut-off Date Principal Balance of the mortgage loans exceeds the applicable percentages set forth below with respect to such distribution date:

           Distribution Date occurring in       Percentage
          ------------------------------------------------
          July 2007 through June 2008             2.25%
          July 2008 through June 2009             3.75%
          July 2009 through June 2010             5.00%
          July 2010 through June 2011             5.75%
          July 2011 and thereafter                6.00%
          ------------------------------------------------


         "Unpaid Realized Loss Amount" means for the Mezzanine Certificates and any distribution date, the excess of (x) the cumulative amount of Applied Realized Loss Amounts with respect to such class for all prior distribution dates over (y) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior distribution dates and reduced by the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.


PASS-THROUGH RATES

         The pass-through rate on any distribution date with respect to the Class A-1 Certificates will equal the lesser of (x) LIBOR plus the related certificate margin and (y) the Rate Cap for such distribution date. The certificate margin with respect to the Class A-1 Certificates will be equal to
(i) for each distribution date on and prior to the Optional Termination Date, 0.170% and (ii) for each distribution date after the Optional Termination Date, 0.340%.

         The pass-through rate on any distribution date with respect to each class of offered certificates (other than the Class A-1 Certificates), the Class B-3 Certificates and the Class B-4 Certificates will equal the lesser of (x) the rate set forth in the table below and (y) the Rate Cap for such distribution date.

                          Rate On and Prior to the      Rate After the Optional
Class of Certificates    Optional Termination Date          Termination Date
---------------------    -------------------------      ------------------------
A-2                                4.104%                        4.604%
A-3                                4.632%                        5.132%
A-4                                5.497%                        5.997%
A-5                                6.280%                        6.780%
A-6                                5.372%                        5.872%
M-1                                5.774%                        6.274%

                          Rate On and Prior to the      Rate After the Optional
Class of Certificates    Optional Termination Date          Termination Date
---------------------    -------------------------      ------------------------
M-2                                6.267%                        6.767%
M-3                                6.365%                        6.865%
B-1                                6.464%                        6.964%
B-2                                6.662%                        7.162%
B-3                                6.750%                        7.250%
B-4                                6.750%                        7.250%

         If on any distribution date, the Accrued Certificate Interest for the Class A-1 Certificates is based on the Rate Cap, the excess of (i) the amount of interest the Class A-1 Certificates would have accrued for such distribution date based on its applicable pass-through rate without giving effect to the Rate Cap, over (ii) the amount of interest the Class A-1 Certificates accrued for such distribution date based on the Rate Cap, together with the unpaid portion of any such excess from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on such certificates) will be the LIBOR Carryover Amount. Any LIBOR Carryover Amount will be distributed on future distribution dates from and to the extent of funds available in a LIBOR Carryover Reserve Account maintained by the trustee. The Depositor will make an initial deposit of $5,000 to the LIBOR Carryover Reserve Account. The source of funds on deposit in such LIBOR Carryover Reserve Account, on any distribution date, will be limited to that initial deposit, to the extent available, plus amounts that would otherwise be distributed to the Class X/N Interest (as defined in the pooling and servicing agreement) on such distribution date. Funds in the LIBOR Carryover Reserve Account will be distributed to the extent of the applicable LIBOR Carryover Amount, to the Class A-1 Certificates.


CALCULATION OF LIBOR

         LIBOR for the first distribution date will be determined on the second business day preceding the closing date and for each subsequent distribution date will be determined on the second business day prior to the immediately preceding distribution date and each such date is referred to as a LIBOR Determination Date. With respect to each distribution date, LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related LIBOR Determination Date. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer), the rate will be the Reference Bank Rate. The Reference Bank Rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior distribution date.

         The establishment of LIBOR on each LIBOR Determination Date by the trustee and the trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

INTEREST DISTRIBUTIONS

         On each distribution date, based upon the information provided to it in the servicer's remittance report, the trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

i.     to the trustee, the trustee fee for such distribution date;

ii. concurrently, to the holders of the Class A Certificates, on a pro rata basis based on the entitlement of each such class, the applicable Accrued Certificate Interest for such distribution date;

iii. concurrently, to the holders of the Class A Certificates, on a pro rata basis based on the entitlement of each such class, the applicable Interest Carry Forward Amount for the Class A Certificates;

iv. to the holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such distribution date;

v. to the holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such distribution date;

vi. to the holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such distribution date;

vii. to the holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such distribution date;

viii. to the holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such distribution date;

ix. to the holders of the Class B-3 Certificates, the Accrued Certificate Interest thereon for such distribution date;

x. to the holders of the Class B-4 Certificates, the Accrued Certificate Interest thereon for such distribution date; and

xi. the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as Monthly Excess Cashflow Amount described below under "--Application of Monthly Excess Cashflow Amounts."

PRINCIPAL DISTRIBUTIONS

         On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Remittance Amount for such distribution date will be made in the following amounts and order of priority:

i. to the holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero;

ii. to the holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

iii. to the holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

iv. to the holders of the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

v. to the holders of the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

vi. to the holders of the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

vii. to the holders of the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

viii. to the holders of the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Remittance Amount (as reduced by the amount of Overcollateralization Release Amount, if any) for such distribution date will be made in the following amounts and order of priority:

i. to the holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), until the Senior Principal Distribution Amount has been distributed in full;

ii. to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

iii. to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

iv. to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

v. to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

vi. to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

vii. to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

viii. to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

         With respect to the Class A Certificates, all principal distributions will be distributed sequentially,

                  first, to the holders of the Class A-6 Certificates, in an amount equal to the Class A-6 Lockout Distribution Amount for that distribution date,

                  second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero,

                  third, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero,

                  fourth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero,

                  fifth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero,

                  sixth, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero, and seventh, to the holders of the Class A-6 Certificates, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero;

provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates has been reduced to zero, notwithstanding anything contained herein to the contrary, all distributions of principal to the Class A Certificates will be distributed concurrently, on a pro rata basis based on the Certificate Principal Balance of each such class.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination, as described in this section and excess interest and overcollateralization, as described below under "--Application of Monthly Excess Cashflow Amounts".

         The rights of the holders of the Mezzanine Certificates, the Class X Certificates and the Class N Certificates, to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly distributions of interest and principal and to afford these holders protection against realized losses.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Mezzanine Certificates, the Class X Certificates and the Class N Certificates will be accomplished by:

             o the preferential right of the holders of the Class A Certificates to receive on any distribution date, distributions in respect of interest and principal, subject to available funds; and

            o if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Mezzanine Certificates, the Class X Certificates and the Class N Certificates.

         In addition the rights of the holders of the Mezzanine Certificates with higher distribution priorities will be senior to the rights of holders of Mezzanine Certificates with lower distribution priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions will be senior to the rights of the holders of the Class X Certificates and the Class N Certificates, in each case to the extent described in this prospectus supplement.

         This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against realized losses.

APPLICATION OF MONTHLY EXCESS CASHFLOW AMOUNTS

         The weighted average Net Mortgage Rate for the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates on the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "step-down." If the Targeted Overcollateralization Amount is permitted to "step-down" on a distribution date, the pooling and servicing agreement permits a portion of the Principal Remittance Amount for such distribution date not to be passed through as a distribution of principal on the Class A Certificates and the Mezzanine Certificates on such distribution date. This has the effect of decelerating the amortization of such certificates relative to the principal balance of the mortgage loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Class A Certificates and Mezzanine Certificates therefore releases overcollateralization from the trust.

         The Monthly Excess Cashflow Amount will be applied in the following order of priority on each distribution date:

i. to fund any Accrued Certificate Interest on the Class A Certificates that remains unpaid after distribution of the Interest Remittance Amount for that distribution date, as set forth above under "--Interest Distributions," such amount to be distributed on a pro rata basis based on the entitlement of each such class;

ii. to fund any Interest Carry Forward Amounts on the Class A Certificates that remains unpaid after distribution of the Interest Remittance Amount for that distribution date, as set forth above under "--Interest Distributions," such amount to be distributed on a pro rata basis based on the entitlement of each such class;

iii. to fund any Accrued Certificate Interest on the Class M-1 Certificates that remains unpaid after distribution of the Interest Remittance Amount for that distribution date, as set forth above under "--Interest Distributions";

iv. to fund the Interest Carry Forward Amount for the Class M-1 Certificates, if any, for that distribution date;

v. to fund the Class M-1 Realized Loss Amortization Amount, if any, for that distribution date;

vi. to fund any Accrued Certificate Interest on the Class M-2 Certificates that remains unpaid after distribution of the Interest Remittance Amount for that distribution date, as set forth above under "--Interest Distributions";

vii. to fund the Interest Carry Forward Amount for the Class M-2 Certificates, if any, for that distribution date;

viii. to fund the Class M-2 Realized Loss Amortization Amount, if any, for that distribution date;

ix. to fund any Accrued Certificate Interest on the Class M-3 Certificates that remains unpaid after distribution of the Interest Remittance Amount for that distribution date, as set forth above under "--Interest Distributions";

x. to fund the Interest Carry Forward Amount for the Class M-3 Certificates, if any, for that distribution date;

xi. to fund the Class M-3 Realized Loss Amortization Amount, if any, for that distribution date;

xii. to fund any Accrued Certificate Interest on the Class B-1 Certificates that remains unpaid after distribution of the Interest Remittance Amount for that distribution date, as set forth above under "--Interest Distributions";

xiii. to fund the Interest Carry Forward Amount for the Class B-1 Certificates, if any, for that distribution date;

xiv. to fund the Class B-1 Realized Loss Amortization Amount, if any, for that distribution date;

xv. to fund any Accrued Certificate Interest on the Class B-2 Certificates that remains unpaid after distribution of the Interest Remittance Amount for that distribution date, as set forth above under "--Interest Distributions";

xvi. to fund the Interest Carry Forward Amount for the Class B-2 Certificates, if any, for that distribution date;

xvii. to fund the Class B-2 Realized Loss Amortization Amount, if any, for that distribution date;

xviii. to fund any Accrued Certificate Interest on the Class B-3 Certificates that remains unpaid after distribution of the Interest Remittance Amount for that distribution date, as set forth above under "--Interest Distributions";
                                      S-69

xix. to fund the Interest Carry Forward Amount for the Class B-3 Certificates, if any, for that distribution date;

xx. to fund the Class B-3 Realized Loss Amortization Amount, if any, for that distribution date;

xxi. to fund any Accrued Certificate Interest on the Class B-4 Certificates that remains unpaid after distribution of the Interest Remittance Amount for that distribution date, as set forth above under "--Interest Distributions";

xxii. to fund the Interest Carry Forward Amount for the Class B-4 Certificates, if any, for that distribution date;

xxiii. to fund the Class B-4 Realized Loss Amortization Amount, if any, for that distribution date;

xxiv. to the LIBOR Carryover Reserve Account, to fund the LIBOR Carryover Amount, if any, for that distribution date; and

xxv. to fund distributions to the holders of the Class N Certificates, the Class X Certificates and the Residual Certificates in the amounts specified in the pooling and servicing agreement.

ALLOCATION OF LOSSES

         Realized Losses will, in effect, be absorbed first by the Class X Certificates and the Class N Certificates (through the application of the Monthly Excess Interest Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

         If, after giving effect to the distribution of the Principal Remittance Amount on any distribution date the aggregate Certificate Principal Balance of the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates exceeds the principal balance of the mortgage loans as of the end of the related Collection Period, Realized Losses on the mortgage loans will be allocated against the Class B-4 Certificates, Class B-3 Certificates, Class B-2 Certificates, Class B-1 Certificates, Class M-3 Certificates, Class M-2 Certificates and Class M-1 Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero. Realized losses will not be allocated to the Class A Certificates.

         Special Hazard Losses will be allocated as described above, except that if the aggregate amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.0% of the principal balance of the mortgage loans as of the cut-off date, (ii) two times the amount of the principal balance of the largest mortgage loan as of the date of determination and (iii) an amount equal to the aggregate principal balances of the mortgage loans in the largest zip-code concentration in the State of California as of the date of determination, such excess losses will be allocated among all the outstanding classes, including the Class N Certificates and the Class X Certificates, pro rata, based on their respective Certificate Principal Balances. Any allocation of such excess in reduction of a Certificate Principal Balance is referred to as an Applied Realized Loss Amount. Any such reduction of a Certificate Principal Balance will not be reversed or reinstated. However, on future distribution dates, certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances in the reverse of the order described above.

                         POOLING AND SERVICING AGREEMENT

GENERAL DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

         The certificates will be issued under the pooling and servicing agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust created under the pooling and servicing agreement will consist of (i) all of the depositor's right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans;
(iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement;
(v) the LIBOR Carryover Reserve Account and (vi) the rights of the depositor under the mortgage loan purchase agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust, the terms and conditions of the pooling and servicing agreement and the offered certificates.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or about the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each mortgage loan, the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each such mortgage loan due after the cut-off date and all rights under any related FHA Insurance Agreement. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on a schedule delivered to the trustee pursuant to the pooling and servicing agreement. Such schedule will include information such as the principal balance of each mortgage loan as of the cut-off date, its mortgage rate as well as other information.

ADVANCES

         Subject to the limitations set forth in the following paragraph, the servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the collection account that are not included in the Available Funds for the related distribution date in an amount equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related Collection Period on the Mortgage Loans (other than balloon payments), and that were not received by the related Determination Date and, with respect to balloon loans which are Mortgage Loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan. These advances are referred to in this prospectus supplement as Advances.

         The servicer will not make any Advances of principal on second lien mortgage loans or REO properties.

         Advances are required to be made only to the extent the servicer deems them to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act or similar state laws. Subject to the recoverability standard above, the servicer's obligation to make Advances as to any Mortgage Loan will continue until the earlier of such time as such mortgage loan is paid in full by the mortgagor or disposed of by the trust.

         All Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any mortgage loan that the servicer deems to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer out of any funds in the collection account prior to the distributions on the certificates. In addition, the servicer will have the right to withdraw from the collection account funds that were not included in Available Funds for the preceding distribution date to reimburse itself for Advances previously made; provided, however, any funds so applied will be replaced by the servicer by deposit in the collection account no later than one business day prior to the distribution date on which such funds are required to be distributed. In the event the servicer fails in its obligation to make any such Advance, the trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the pooling and servicing agreement.

         In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a servicing advance.

         The servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts the servicer may collect from the related mortgagor or otherwise relating to the mortgage loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer, in which event reimbursement will be made to the servicer from any funds in the collection account prior to the distributions on the certificates.

         The pooling and servicing agreement will provide that (i) the servicer or the trustee on behalf of the trust fund may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the servicer's obligation to fund such Advances and/or servicing advances and (ii) the pooling and servicing agreement may be amended without the consent of the certificateholders to provide for such a facility.

THE SERVICER

         The information set forth in the following paragraphs has been provided by the servicer. None of the depositor, the trustee, the underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

         Litton Loan Servicing LP, a Delaware limited partnership and a wholly-owned subsidiary of Credit-Based Asset Servicing and Securitization LLC, a/k/a C-BASS, will act as the servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement. The servicer was formed in December 1996. As of March 31, 2004, the servicer employed approximately 607 individuals. The main office of the servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $18 billion as of March 31, 2004. The servicer specializes in servicing sub-performing mortgage loans. The servicer is servicing in excess of 100 securitizations for C-BASS and various third parties.

         Fitch assigned the servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in November 2003. The rating is based on the servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the servicer's sophisticated proprietary default management technology, the financial strength of its well-capitalized parent and its highly experienced management and staff.

         In January 2001, Fitch assigned the servicer its RPS1 primary servicer rating for sub-prime and high loan-to-value ratio product and reaffirmed that rating in November 2003. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the strength of the servicer's loan administration processes including new loan set-up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan-to-value ratio product is based, in part, on the servicer's intensive focus on early collection and loss mitigation.

         In March 2001, Moody's Investors Service, Inc. assigned the servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating on June 20, 2003. The rating is based on the servicer's outstanding ability as a servicer and the stability of its servicing operations.

         In April 2001, S&P raised the servicer's ranking from "Above Average" to "Strong" for both its residential special and sub-prime servicing categories and reaffirmed that rating in September 2003. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, superior management depth, and very good internal controls.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans the servicer serviced as of the dates indicated. The servicer's portfolio of mortgage loans may differ significantly from the mortgage loans in the mortgage pool in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of the related mortgagor to make required payments. It should be noted that the servicer's business emphasizes to a certain degree the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the servicer has been an active participant in the market for such servicing rights since 1997. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the servicer.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE(1)



                             AS OF MARCH 31, 2004                AS OF DECEMBER 31, 2003             AS OF DECEMBER 31, 2002
                     ------------------------------------  ------------------------------------  ---------------------------------
                                                  % BY                                   % BY                               % BY
                      NO. OF     PRINCIPAL      PRINCIPAL   NO. OF       PRINCIPAL     PRINCIPAL  NO. OF      PRINCIPAL   PRINCIPAL
                      LOANS      BALANCE(2)      BALANCE     LOANS       BALANCE(2)     BALANCE    LOANS      BALANCE(2)   BALANCE
                     -------  ---------------   ---------   -------   ---------------  ---------  -------  --------------- -------
Current Loans......  131,285  $13,167,886,464     73.01%    117,507   $12,259,524,842    69.54%    80,838   $6,690,592,530   64.66%
Period of
  Delinquency(3)
30-59 Days.........   16,582    1,575,145,720      8.73      19,576     1,846,650,352    10.47     12,780    1,040,126,117   10.05
60-89 Days.........    6,717      644,838,783      3.58       8,097       759,456,004     4.31      4,881      410,962,733    3.97
90 Days or more....    6,528      539,278,006      2.99       6,576       544,508,354     3.09      4,407      299,691,214    2.90
                     -------  ---------------   ---------   -------   ---------------  ---------  -------  --------------- -------
Total Delinquency..   29,827  $ 2,759,262,509     15.30%     34,249   $ 3,150,614,710    17.87%    22,068   $1,750,780,064   16.92%
                     -------  ---------------   ---------   -------   ---------------  ---------  -------  --------------- -------
                     -------  ---------------   ---------   -------   ---------------  ---------  -------  --------------- -------
Foreclosure/
  Bankruptcies(4)     18,283  $ 1,686,675,019      9.35      19,954   $ 1,807,441,681     0.25%    18,294   $1,550,037,579   14.98%
Real Estate Owned..    4,696      423,038,105      2.35       4,611           411,683     2.34      4,503      356,417,746    3.44
                     -------  ---------------   ---------   -------   ---------------  ---------  -------  --------------- -------
Total Portfolio....  184,091  $18,036,862,097    100.00%    176,321   $17,629,264,716   100.00%   125,703  $10,347,827,919  100.00%
                     -------  ---------------   ---------   -------   ---------------  ---------  -------  --------------- -------
                     -------  ---------------   ---------   -------   ---------------  ---------  -------  --------------- -------
----------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

         It is unlikely that the delinquency experience of the mortgage loans comprising the mortgage pool will correspond to the delinquency experience of the servicer's mortgage loan portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the servicer's mortgage loan servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool. The servicer does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the mortgage loans. There can be no assurance that the mortgage loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the servicer in respect of its servicing activities for the certificates will consist of the servicing fee. The servicing fee will accrue at the servicing fee rate, which is 0.50% per annum on the aggregate principal balances of the mortgage loans. As additional servicing compensation, the servicer will be entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, customary real estate referral fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts.

         The servicer is obligated to offset any prepayment interest shortfall on any distribution date by an amount not in excess of one-half of its servicing fee for such distribution date. The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement therefor as provided in the pooling and servicing agreement.

THE TRUSTEE

         U.S. Bank National Association, a national banking association, will act as trustee for the certificates under the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107-2292, Attn: Structured Finance--Citigroup C-BASS 2004-CB4.

         The principal compensation to be paid to the trustee in respect of its duties under the pooling and servicing agreement will be the trustee fee. The trustee fee is a fee payable monthly, accrued at the trustee fee rate of 0.007% per annum on the aggregate principal balance of the mortgage loans.

         The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including any expenses, disbursements and advances incurred or made by the trustee, including the compensation and expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

       o that constitutes a specific liability of the trustee under the pooling and servicing agreement or

       o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

EVENTS OF DEFAULT

         In addition to those events of default described under "The Agreements--Events of Default; Rights Upon Events of Default" in the prospectus, upon the occurrence of loss triggers with respect to the mortgage loans, the servicer may be removed as servicer of the mortgage loans in accordance with the terms of the pooling and servicing agreement. Any successor to the servicer appointed under the pooling and servicing agreement must be a housing loan servicing institution, acceptable to each rating agency as defined in the prospectus, with a net worth at the time of the appointment of at least $15,000,000. See "The Agreements--Events of Default; Rights Upon Event of Default" in the prospectus.

VOTING RIGHTS

         At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates and the Mezzanine Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 2% of all voting rights will be allocated to the holders of the Class N Certificates and the Class X Certificates. The Residual Certificates will not have any voting rights.

TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Agreements--Termination; Optional Termination" in the prospectus. The servicer or an affiliate of the servicer will have the right to purchase all remaining mortgage loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any distribution date following the Collection Period during which the aggregate principal balance of the mortgage loans and properties acquired in respect thereof remaining in the trust at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event the servicer or an affiliate of the servicer exercises the option, the purchase price payable in connection with the option will be equal to the Termination Price. In the event the servicer or an affiliate of the servicer exercises this option, the portion of the purchase price allocable to the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates will be, to the extent of available funds:

       o 100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus

       o one month's interest on the then outstanding Certificate Principal Balance of the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates at the then applicable pass-through rate for the class, plus

       o any previously accrued but unpaid interest thereon to which the holders of the offered certificates, the Class B-3 Certificates and the Class B-4 Certificates are entitled, together with the amount of any LIBOR Carryover Amounts payable to and from the LIBOR Carryover Reserve Account.

         In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.

PLEDGE OF SERVICING RIGHTS

         On or after the closing date, the servicer may pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders, or servicing rights pledgees, selected by the servicer, including Wachovia Bank, National Association, as the representative of certain lenders. In the event that a servicer event of termination exists, the trustee and the depositor have agreed that upon delivery to the trustee by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer shall resign as servicer under the pooling and servicing agreement, the trustee shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the pooling and servicing agreement (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the pooling and servicing agreement. Under no circumstances will Wachovia Bank, National Association be required to act as a backup servicer.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which is delinquent in payment by 120 days or more or for which the servicer has accepted a deed in lieu of foreclosure, the servicer or an affiliate of the servicer may, at its option and in accordance with the terms of the pooling and servicing agreement, purchase such mortgage loan from the trust at the purchase price for such mortgage loan. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans. In addition, the servicer may write-off any second lien mortgage loans delinquent in payment by 180 days or more.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the trust fund (exclusive of the LIBOR Carryover Reserve Account) will consist of one or more REMICs in a tiered structure. The REMIC which issues the offered certificates will be referred to as the "Master REMIC", and each REMIC below the Master REMIC will be referred to as an "underlying REMIC". Each underlying REMIC (if any) will issue multiple classes of uncertificated interests (the "underlying REMIC Regular Interests"), which will be designated as the regular interests in such underlying REMIC and will be held by the REMIC directly above such underlying REMIC in a tiered structure. The assets of the lowest REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the offered certificates (together with the Class B-3 Certificates, the Class B-4 Certificates and the Class X Certificates, the "Regular Certificates"). The offered certificates will be designated as the regular interests in the Master REMIC. Each of the Class R-X and the Class R Certificates will represent the beneficial ownership of the residual interest in each constituent REMIC of separate series of REMICs. The assets of the Master REMIC will consist of underlying REMIC Regular Interests (or, if there are no underlying REMICs, the mortgage loans and any other assets designated in the pooling and servicing agreement). If there are one or more underlying REMICs, the aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

         Each class of Regular Certificates will represent beneficial ownership of regular interests issued by a REMIC. In addition, the Class A-1 Certificates will represent a beneficial interest in the right to receive payments from the LIBOR Carryover Reserve Account to the extent of its entitlement to LIBOR Carryover Amounts.

         Upon the issuance of the certificates, Sidley Austin Brown & Wood LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC created under the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that any rights of the holders of the Class A-1 Certificates to receive payments from the LIBOR Carryover Reserve Account will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i). The term "Interest Rate Cap Agreement" refers to the rights of the holders of the Class A-1 Certificates to receive payments from the LIBOR Carryover Reserve Account with respect to LIBOR Carryover Amounts.

TAXATION OF REGULAR CERTIFICATES

         The following discussion assumes that the rights and obligations of the holders of the Class A-1 Certificates under the Interest Rate Cap Agreement will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights and obligations were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of LIBOR Carryover Amounts to holders of the Class A-1 Certificates who are non-U.S. Persons. Prospective investors in the Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

         A holder of a Class A-1 Certificate must allocate the purchase price for such certificate between two components -- the REMIC Regular Interest component and the Interest Rate Cap Agreement component. For information reporting purposes, the trustee will assume that, with respect to any Class A-1 Certificate, the Interest Rate Cap Agreement component will have an insubstantial value relative to the value of the Regular Interest component. The IRS could, however, argue that the Interest Rate Cap Agreement component has a greater value, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with either an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

         Upon the sale, exchange, or other disposition of a Class A-1 Certificate, the holder must allocate the amount realized between the two components of the certificate (that is, the Regular Interest component and the Interest Rate Cap Agreement component) based on the relative fair market values of those components at the time of sale. Assuming that these certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component should be capital gain or loss, and, gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest component of such a certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

         (1) the amount that would have been includable in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the certificate, over

         (2) the amount actually included in such holder's income.

         As stated above, a portion of the purchase price paid by a holder to acquire a Class A-1 Certificate will be attributable to the Interest Rate Cap Agreement component of such certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of such a certificate.

         Any payments received by a holder of a Class A-1 Certificate from the LIBOR Carryover Reserve Account will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the Interest Rate Cap Agreement component, such excess is ordinary income. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. In the case of a non-corporate holder of a Class A-1 Certificate, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

         The Regular Interest component of the Class A-1 Certificates, and the other certificates in their entirety, will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Interest component of the Class A-1 Certificates, and the other certificates in their entirety, must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

         The certificates may be treated for federal income tax purposes as having been issued with OID. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the mortgage loans at a rate equal to 100% of the

Prepayment Assumption. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

         If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--Taxation of Debt Securities" in the prospectus.

TAX TREATMENT OF OFFERED CERTIFICATES FOR CERTAIN PURPOSES

         As described more fully under "Material Federal Income Tax Consequences--Taxation of the REMIC and Its Holders" in the prospectus, the Regular Interest component of the Class A-1 Certificates, and the other certificates in their entirety, will represent "real estate assets" under
Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the trust fund will be so treated, and income on the Regular Interest component of the Class A-1 Certificates, and the other certificates in their entirety, will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the trust fund will be so treated. The Regular Interest component of the Class A-1 Certificates, and the other certificates in their entirety, will represent qualifying assets under
Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code. The Interest Rate Cap Agreement component of the Class A-1 Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

THE LIBOR CARRYOVER RESERVE ACCOUNT

         The LIBOR Carryover Reserve Account shall be treated as an outside reserve fund, within the meaning of Treasury Regulation Section 1.860G-2(h), that is beneficially owned by the beneficial owners of the Class X Certificates. For tax information reporting purposes, the rights of the Class A-1 Certificates to receive payments from the LIBOR Carryover Reserve Account shall be treated as rights to receive payments under an interest rate cap contract written by the beneficial owners of the Class X Certificates in favor of the beneficial owners of the Class A-1 Certificates. Beneficial owners of the Class A-1 Certificates should consult their tax advisors concerning the tax accounting for payments made from the LIBOR Carryover Reserve Account.

OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         ALL INVESTORS SHOULD CONSULT THEIR OWN ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on certain employee benefit plans -- and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested (together, "Plans") -- and on persons who are fiduciaries with respect to these Plans.

         ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the prospectus.

         Some employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         The U.S. Department of Labor has granted to one or more underwriters identified on the cover of this document substantially identical administrative exemptions (together, the "Exemption"), which exempt from the application of the prohibited transaction rules transactions relating to:

        o the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

        o the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

         Among the conditions which must be satisfied for the Exemption to apply:

       o The acquisition of the offered certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

       o The offered certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch or Moody's. However, the certificates must have been rated in one of the two highest generic rating categories by at least one rating agency and may not be subordinated to any other security of the issuer if the loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate.

       o The trustee is not an affiliate of any other member of the "restricted group" (defined below in the second following paragraph), other than an underwriter.

       o The sum of all payments made to and retained by the underwriter in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the offered certificates; the sum of all payments made to and retained by the seller and the depositor pursuant to the assignment of the trust assets to the trust fund represents not more than the fair market value of such assets; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the related pooling and servicing agreement and reimbursements of such person's reasonable expenses in connection therewith.

       o The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         The Exemption will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the trust contains single-family residential mortgage loans or home equity loans with loan-to-value ratios that exceed 100% (but do not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Exemption.

         The trust fund must also meet each of the requirements listed below:

        o The mortgage pool must consist solely of assets of the type that have been included in other investment pools.

        o Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of offered certificates.

        o Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of offered certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

        o in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

        o such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

       o the Plan's investment in offered certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

       o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the seller, the depositor, the servicer, the trustee, each underwriter, any obligor with respect to mortgage loans included in the assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund, a provider of credit enhancement to the trust fund, a counterparty to an eligible swap agreement held by the trust fund or any affiliate of one of these parties.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and that all conditions of the exemption other than those within the control of the investors will be met.

         The rating of a class of certificates may change. If the Class A Certificates no longer have a rating of at least "AA-" from at least one rating agency, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an appropriate rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such offered certificates pursuant to Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

         BECAUSE THE MEZZANINE CERTIFICATES ARE SUBORDINATED TO THE CLASS A CERTIFICATES, THE MEZZANINE CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, INCLUDING PTCE 83-1. CONSEQUENTLY, THE PURCHASE AND HOLDING OF THE MEZZANINE CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE MEZZANINE CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

        o a representation from the transferee of the certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

        o a representation that the transferee is an insurance company which is purchasing a Mezzanine Certificate offered by this Prospectus Supplement with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

        o an opinion of counsel satisfactory to the trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the trustee, the seller or any servicer to any obligation in addition to those undertaken by them in the pooling and servicing agreement.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of offered certificates to a Plan is in no respect a representation by the depositor or the underwriters of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated July 1, 2004, between the depositor and J.P. Morgan Securities Inc. as representative of the underwriters, the depositor has agreed to sell, and each of the underwriters severally has agreed to purchase a portion of the offered certificates set forth opposite their respective names.



                      ORIGINAL     ORIGINAL     ORIGINAL     ORIGINAL      ORIGINAL     ORIGINAL     ORIGINAL
                     CERTIFICATE  CERTIFICATE  CERTIFICATE  CERTIFICATE  CERTIFICATE   CERTIFICATE  CERTIFICATE
                      PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL     PRINCIPAL    PRINCIPAL
                      BALANCE OF   BALANCE OF   BALANCE OF   BALANCE OF   BALANCE OF    BALANCE OF   BALANCE OF
                         THE          THE          THE          THE          THE           THE          THE
                      CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4    CLASS A-5     CLASS A-6    CLASS M-1
UNDERWRITERS         CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES  CERTIFICATES CERTIFICATES
------------         ------------ ------------ ------------ ------------ ------------  ------------ ------------

J.P. Morgan
 Securities Inc.     $132,640,000 $16,560,000  $43,680,000  $25,840,000  $19,666,400   $26,480,000  $14,240,000

Citigroup Global
 Markets Inc.        $ 33,160,000 $ 4,140,000  $10,920,000  $ 6,460,000  $ 4,916,600   $ 6,620,000   $3,560,000

Blaylock &
 Partners, L.P.                $0          $0           $0           $0           $0            $0           $0


                                   ORIGINAL                ORIGINAL                ORIGINAL               ORIGINAL
                             CERTIFICATE PRINCIPAL   CERTIFICATE PRINCIPAL   CERTIFICATE PRINCIPAL  CERTIFICATE PRINCIPAL
                                 BALANCE OF THE          BALANCE OF THE          BALANCE OF THE          BALANCE OF THE
                                   CLASS M-2               CLASS M-3               CLASS B-1               CLASS B-2
UNDERWRITERS                     CERTIFICATES            CERTIFICATES             CERTIFICATES            CERTIFICATES
------------                ----------------------   ---------------------   ---------------------   --------------------
J.P. Morgan Securities Inc.      $12,657,600            $3,164,800                $3,164,800             $3,164,800

Citigroup Global
 Markets Inc.                    $ 3,164,400            $  791,200                $  791,200             $  791,200

Blaylock & Partners, L.P.                 $0                    $0                        $0                     $0

         Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be 99.74% of the aggregate initial Certificate Principal Balance of the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts. J.P. Morgan Securities Inc. is an affiliate of the depositor.

         A portion of the proceeds received from the sale of the offered certificates will be used by the seller to satisfy obligations under a financing facility in place with an affiliate of the representative of the underwriters with respect to some of the mortgage loans.

         The offered certificates are offered subject to receipt and acceptance by the underwriters, to prior sale and to the underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

         The underwriting agreement provides that the depositor will indemnify the underwriters against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriters may be required to make in respect of these liabilities.

                                SECONDARY MARKET

         There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriters intend to establish a market in the offered certificates but are not obligated to do so. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.

                                 LEGAL OPINIONS

         Legal matters relating to the offered certificates will be passed upon for the depositor and the underwriters by Sidley Austin Brown & Wood LLP.

                                     RATINGS

         It is a condition to the issuance of the certificates that each class of Class A Certificates be rated "Aaa" by Moody's, "AAA" by S&P and "AAA" by DBRS; the Class M-1 Certificates be rated at least "Aa2" by Moody's, "AA" by S&P and "AA" by DBRS, the Class M-2 Certificates be rated at least "A2" by Moody's, "A" by S&P and "A (high)" by DBRS, the Class M-3 Certificates be rated at least "A3" by Moody's, "A-" by S&P and "A" by DBRS, the Class B-1 Certificates be rated at least "Baa1" by Moody's, "BBB+" by S&P and "A (low)" by DBRS and the Class B-2 Certificates be rated at least "Baa2" by Moody's, "BBB" by S&P and "BBB (high)" by DBRS.

         The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the LIBOR Rate Carryover Amount to the Class A-1 Certificates or the possibility that a holder of an offered certificate might realize a lower than anticipated yield. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

         The depositor has not requested that any rating agency rate the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as stated in this section.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered C-BASS Mortgage Loan Asset-Backed Certificates, Series 2004-CB4, will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period, and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

       o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

       o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

       o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

         The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Prospectus

----------------------
CONSIDER CAREFULLY                  J.P. Morgan Acceptance Corporation I
THE RISK FACTORS                           Asset Backed Securities
BEGINNING ON PAGE 7                         (Issuable in Series)
OF THIS PROSPECTUS.                           ----------------

The securities                J.P. Morgan Acceptance Corporation I may
represent                     periodically establish trusts which will issue
obligations of the            securities. The securities may be in the form of
trust only and do             asset-backed certificates or asset-backed notes.
not represent an              Each issue of securities will have its own
interest in or                series designation.
obligation of J.P.
Morgan Acceptance             Each series of securities will:
Corporation I, the
master servicer or            o    be backed by one or more pools of mortgage
any of their                       loans, manufactured housing contracts or
affiliates.                        mortgage backed securities

This prospectus may           o    consist of one or more classes of
be used to offer and               securities.
sell the securities
only if accompanied           Each class of securities:
by a prospectus
supplement.                   o    will be entitled to all, some or none of
                                   the interest payments and principal
No market will exist               payments on the assets of the trust;
for the securities
of any series before          o    may be senior or subordinate in right of
the securities are                 payment to other classes; and
issued. In addition,
even after the                o    may receive payments from an insurance
securities of a                    policy, cash account or other form of
series have been                   credit enhancement to cover losses on the
issued and sold,                   trust assets.
there can be no
assurance that a
resale market will
develop.
----------------------

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 19, 2004

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

         (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

         (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 148 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                                TABLE OF CONTENTS
                                                                                                              PAGE
                                                                                                              ----

RISK FACTORS......................................................................................................7
         Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate
         Your Investment..........................................................................................7
         Protection Against Losses is Limited Since Securities Will Receive Payments Only From
         Specified Sources........................................................................................7
         Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls
         in Proceeds Payable on a Loan............................................................................8
         You Could Be Adversely Affected By Violations of Environmental Laws.....................................10
         Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related
         Securities..............................................................................................10

THE TRUST FUND...................................................................................................11
         General.................................................................................................11
         The Loans...............................................................................................13
         Modification of Loans...................................................................................20
         Agency Securities.......................................................................................20
         Private Mortgage-Backed Securities......................................................................27
         Representations by Sellers or Originators; Repurchases..................................................29
         Substitution of Trust Fund Assets.......................................................................31

USE OF PROCEEDS..................................................................................................31

THE DEPOSITOR....................................................................................................32

DESCRIPTION OF THE SECURITIES....................................................................................32
         General.................................................................................................32
         Distributions on Securities.............................................................................35
         Advances................................................................................................36
         Reports to Securityholders..............................................................................37
         Categories of Classes of Securities.....................................................................39
         Indices Applicable to Floating Rate and Inverse Floating Rate Classes...................................42
         LIBOR...................................................................................................42
         COFI....................................................................................................43
         Treasury Index..........................................................................................45
         Prime Rate..............................................................................................46
         Book-Entry Registration of Securities...................................................................46


CREDIT ENHANCEMENT...............................................................................................50
         General.................................................................................................50
         Subordination...........................................................................................50
         Letter of Credit........................................................................................52
         Insurance Policies, Surety Bonds and Guaranties.........................................................52
         Over-Collateralization..................................................................................53
         Spread Account..........................................................................................53
         Reserve Accounts........................................................................................53
         Pool Insurance Policies.................................................................................55
         Cross-Collateralization.................................................................................57
         Other Insurance, Surety Bonds, Guaranties, and Letters of Credit........................................57
         Derivative Products.....................................................................................58

YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................58

THE AGREEMENTS...................................................................................................61
         Assignment of the Trust Fund Assets.....................................................................61
         No Recourse to Sellers, Originators, Depositor or Master Servicer.......................................64
         Payments on Loans; Deposits to Security Account.........................................................64
         Pre-Funding Account.....................................................................................66
         Sub-Servicing by Sellers................................................................................68
         Hazard Insurance........................................................................................68
         Realization Upon Defaulted Loans........................................................................71
         Servicing and Other Compensation and Payment of Expenses................................................72
         Evidence as to Compliance...............................................................................73
         Matters Regarding the Master Servicer and the Depositor.................................................73
         Events of Default; Rights Upon Event of Default.........................................................74
         Amendment...............................................................................................77
         Termination; Optional Termination.......................................................................78
         The Trustee.............................................................................................79

MATERIAL LEGAL ASPECTS OF THE LOANS..............................................................................79
         General.................................................................................................79
         Foreclosure/Repossession................................................................................81
         Environmental Risks.....................................................................................83
         Rights of Redemption....................................................................................85
         Anti-deficiency Legislation and Other Limitations on Lenders............................................85
         Due-on-Sale Clauses.....................................................................................86
         Enforceability of Prepayment and Late Payment Fees......................................................87
         Applicability of Usury Laws.............................................................................87
         The Contracts...........................................................................................88
         Installment Contracts...................................................................................91
         Servicemembers Civil Relief Act.........................................................................91
         Junior Mortgages; Rights of Senior Mortgagees...........................................................92


         Commercial Loans........................................................................................93
         The Title I Program.....................................................................................95
         Consumer Protection Laws................................................................................99

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................99
         General.................................................................................................99
         Taxation of Debt Securities............................................................................101
         Taxation of the REMIC and Its Holders..................................................................107
         REMIC Expenses; Single Class REMICS....................................................................108
         Taxation of the REMIC..................................................................................109
         Taxation of Holders of Residual Interest Securities....................................................110
         Administrative Matters.................................................................................114
         Tax Status as a Grantor Trust..........................................................................115
         Sale or Exchange.......................................................................................118
         Miscellaneous Tax Aspects..............................................................................118
         Tax Treatment of Foreign Investors.....................................................................119
         Tax Characterization of the Trust Fund as a Partnership................................................120
         Tax Consequences to Holders of the Notes...............................................................121
         Tax Consequences to Holders of the Certificates........................................................123
         Taxation of Trust as FASIT.............................................................................128
         Treatment of FASIT Regular Securities..................................................................131
         Treatment of High-Yield Interests......................................................................132
         Tax Treatment of FASIT Ownership Securities............................................................132

STATE TAX CONSIDERATIONS........................................................................................133

ERISA CONSIDERATIONS............................................................................................134
         General................................................................................................134
         Prohibited Transactions................................................................................134
         Plan Asset Regulation..................................................................................135
         Prohibited Transaction Class Exemption 83-1............................................................136
         The Underwriter's Exemption............................................................................137
         Insurance Company Purchasers...........................................................................140
         Consultation with Counsel..............................................................................141


LEGAL INVESTMENT................................................................................................141

METHOD OF DISTRIBUTION..........................................................................................144

LEGAL MATTERS...................................................................................................145

FINANCIAL INFORMATION...........................................................................................145

RATING..........................................................................................................145

WHERE YOU CAN FIND MORE INFORMATION.............................................................................146

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................................................147

GLOSSARY........................................................................................................148

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

LIMITED RESALE MARKET FOR SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT

         No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset and mortgage backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

PROTECTION AGAINST LOSSES IS LIMITED SINCE SECURITIES WILL RECEIVE PAYMENTS ONLY FROM SPECIFIED SOURCES

         The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

         The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer.
         The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

         You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

NATURE OF MORTGAGES SECURING THE LOANS MAY DELAY RECEIPT OF, OR RESULT IN SHORTFALLS IN PROCEEDS PAYABLE ON A LOAN

              o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

              o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys payable to you.

         We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

              o Junior Liens Satisfied After Senior Liens. The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

              o Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's ability to collect interest or principal on a loan may result in a loss to you.

              The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

              o require specified disclosures to the borrowers regarding the terms of the loans;

              o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

              o regulate the use and reporting of information related to the borrower's credit experience;

              o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

              o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

              o limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

              If particular provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

         We refer you to "Material Legal Aspects of the Loans" for additional information.

                    o Non-Owner Occupied Properties. The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

         Some pools may include a small portion of commercial mortgage loans. Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

         Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

         Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

         We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

VALUE OF TRUST ASSETS MAY BE LESS THAN OUTSTANDING PRINCIPAL BALANCE OF THE RELATED SECURITIES

         There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

                                 THE TRUST FUND

GENERAL

         The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

         (a) single family mortgage loans, including

         o mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

         o closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

         o home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

         o manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

         (b) commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

         (c) mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

         (d) privately issued mortgaged-backed securities representing interests in any of the above asset types; and

         (e) all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

         The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

         The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

         Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

         As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

         With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." A prospectus supplement, however, may describe additional obligations of the depositor for the related trust fund. The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

         The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

         General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

         o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed-use properties. Any mixed-use property will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

         Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

         The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets, commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties, (2) retail stores and establishments, (3) office buildings, or (4) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land. The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

         Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

         Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

         Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

         o    the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of any of the loans,

         o the earliest origination date and latest maturity date of any of the loans,

         o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

         o the loan interest rates or range of loan interest rates borne by the loans,

         o    the maximum and minimum per annum loan interest rates, and

         o    the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

         No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

         Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

MODIFICATION OF LOANS

         The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

         Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o    fixed-rate level installment conventional mortgage loans;

         o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

         o    adjustable rate conventional mortgage loans; or

         o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a

Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie

Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

         General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

         The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor. If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

         o will be acquired in the secondary market and not pursuant to an initial offering of the securities,

         o the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

         o will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the

PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

         o no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

         o the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

         o the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

         o the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

         Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

         (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

         (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

         (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

         (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

         (5) the pass-through or certificate rate of the private mortgage-backed securities;

         (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

         (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

         (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

         (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

         (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

         Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

         o that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

         o that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

         o that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

         o that there were no delinquent tax or assessment liens against the property;

         o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

         o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

         If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

         The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

         Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         o    to purchase the related trust fund assets;

         o to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

         o to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

         The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         J.P. Morgan Acceptance Corporation I is a direct, wholly-owned subsidiary of J.P. Morgan Holdings Securities Inc. and will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on June 27, 1988. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10260. Its telephone number is (212) 648-7741. The depositor does not have, nor is it expected in the future to have, any significant assets.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

GENERAL

         The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

         o the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

         o the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

         As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

         Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

         If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

         If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

         o    the amount of the distribution allocable to interest;

         o    the amount of any advance;

         o the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

         o the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure,
              (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

         o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

         o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes
---------------------

Principal Types
---------------

Accretion Directed......................     A class that receives principal
                                             payments from the accreted interest
                                             from specified accrual classes. An
                                             accretion directed class also may
                                             receive principal payments from
                                             principal paid on the underlying
                                             trust fund assets for the related
                                             series.

Component Securities....................     A class consisting of components.
                                             The components of a class of
                                             component securities may have
                                             different principal and/or interest
                                             payment characteristics but
                                             together constitute a single class.
                                             Each component of a class of
                                             component securities may be
                                             identified as falling into one or
                                             more of the categories in this
                                             chart.

Notional Amount Securities..............     A class having no principal balance
                                             and bearing interest on a notional
                                             amount. The notional amount is used
                                             for purposes of the determination
                                             of interest distributions.

Planned Principal Class or PACs.........     A class that is designed to receive
                                             principal payments using a
                                             predetermined principal balance
                                             schedule derived by assuming two
                                             constant prepayment rates for the
                                             underlying trust fund assets. These
                                             two rates are the
                                             endpoints for the "structuring
                                             range" for the planned principal
                                             class. The planned principal
                                             classes in any series of securities
                                             may be subdivided into different
                                             categories--e.g., primary planned
                                             principal classes, secondary
                                             planned principal classes and so
                                             forth--having different effective
                                             structuring ranges and different
                                             principal payment priorities. The
                                             structuring range for the secondary
                                             planned principal class of a series
                                             of securities will be narrower than
                                             that for the primary planned
                                             principal class of that series.

Scheduled Principal Class...............     A class that is designed to receive
                                             principal payments using a
                                             predetermined principal balance
                                             schedule but is not designated as a
                                             planned principal class or targeted
                                             principal class. In many cases, the
                                             schedule is derived by assuming two
                                             constant prepayment rates for the
                                             underlying trust fund assets. These
                                             two rates are the endpoints for the
                                             "structuring range" for the
                                             scheduled principal class.

Sequential Pay Class....................     Classes that receive principal
                                             payments in a prescribed sequence,
                                             that do not have predetermined
                                             principal balance schedules and
                                             that under all circumstances
                                             receive payments of principal
                                             continuously from the first
                                             distribution date on which they
                                             receive principal until they are
                                             retired. A single class that
                                             receives principal payments before
                                             or after all other classes in the
                                             same series of securities may be
                                             identified as a sequential pay
                                             class.

Strip...................................     A class that receives a constant
                                             proportion, or "strip," of the
                                             principal payments on the
                                             underlying trust fund assets.

Support Class or Companion Class........     A class that receives principal
                                             payments on any distribution date
                                             only if scheduled payments have
                                             been made on specified planned
                                             principal classes, targeted
                                             principal classes and/or scheduled
                                             principal classes on that
                                             distribution date.

Targeted Principal Class or TACs........     A class that is designed to receive
                                             principal payments using a
                                             predetermined principal balance
                                             schedule derived by assuming a
                                             single constant prepayment rate for
                                             the underlying trust fund assets.

Interest Types
--------------

Fixed Rate..............................     A class with an interest rate that
                                             is fixed throughout the life of
                                             that class.

Floating Rate...........................     A class with an interest rate that
                                             resets periodically based upon a
                                             designated index and that varies
                                             directly with changes in that index
                                             as specified in the related
                                             prospectus supplement. Interest
                                             payable to a floating rate class on
                                             a distribution date may be subject
                                             to a cap based on the amount of
                                             funds available to pay interest on
                                             that distribution date.

Inverse Floating Rate...................     A class with an interest rate that
                                             resets periodically based upon a
                                             designated index as specified in
                                             the related prospectus supplement
                                             and that varies inversely with
                                             changes in that index.

Variable Rate...........................     A class with an interest rate that
                                             resets periodically and is
                                             calculated by reference to the rate
                                             or rates of interest applicable to
                                             specified assets or
                                             instruments--e.g., the loan rates
                                             borne by the underlying loans.

Auction Rate............................     A class with an interest rate that
                                             resets periodically to an auction
                                             rate that is calculated on the
                                             basis of auction procedures
                                             described in the related prospectus
                                             supplement.

Interest Only...........................     A class that receives some or all
                                             of the interest payments made on
                                             the underlying trust fund assets or
                                             other assets of the trust fund and
                                             little or no principal. Interest
                                             only classes have either a nominal
                                             principal balance or a notional
                                             amount. A nominal principal balance
                                             represents actual principal that
                                             will be paid on the class. It is
                                             referred to as nominal since it is
                                             extremely small compared to other
                                             classes. A notional amount is the
                                             amount used as a
                                             reference to calculate the amount
                                             of interest due on an interest only
                                             class that is not entitled to any
                                             distributions in respect of
                                             principal.

Principal Only..........................     A class that does not bear interest
                                             and is entitled to receive
                                             distributions in respect of
                                             principal only.

Partial Accrual.........................     A class that accretes a portion of
                                             the amount of accrued interest with
                                             respect to that class. The accreted
                                             interest will not be distributed
                                             but will instead be added to the
                                             principal balance of that class on
                                             each applicable distribution date,
                                             with the remainder of the accrued
                                             interest to be distributed
                                             currently as interest on that
                                             class. This partial accrual without
                                             distribution may continue until a
                                             specified event has occurred or
                                             until the partial accrual class is
                                             retired.

Accrual.................................     A class that accretes the full
                                             amount of accrued interest with
                                             respect to that class. The accreted
                                             interest will not be distributed
                                             but will instead be added as
                                             principal to the principal balance
                                             of that class on each applicable
                                             distribution date. This accrual
                                             without distribution may continue
                                             until some specified event has
                                             occurred or until the accrual class
                                             is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

         The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps,

1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

         LIBOR will be established as follows:

         (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

              o    savings deposits,

              o    time deposits,

              o    FHLBSF advances,

              o    repurchase agreements, and

              o    all other borrowings.

         Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600

California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202)

452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

         Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

         Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

         Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

         Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

         DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of be global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

         o reducing the ownership interest, if applicable, of the related subordinated securities;

         o    a combination of the immediately preceding sentence and the above;
              or

         o    another method described in the related prospectus supplement.

         If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

         o    in the order of their scheduled final distribution dates;

         o    in accordance with a schedule or formula;

         o    in relation to the occurrence of events; or

         o by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o    paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

         Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

         If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

         The reserve account for a series will be funded:

         o by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

         o by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

         o in any other manner as may be specified in the related prospectus supplement.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

              (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

              (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

              (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

              (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

              (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

              (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

              (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

              (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

              (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

              (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

         Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

         The pool insurance policy may provide that no claims may be validly presented unless:

         o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2) failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

         The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

         If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

         o    paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.


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

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

         If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement, in each case as described in the related prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

         The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases


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


securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

         Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

         If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

         Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to


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


purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

         The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

         If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

              (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

              (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a


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


         certificate that the original of the mortgage was delivered to the applicable recording office;

              (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

              (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

         If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

         If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller


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


identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

         The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

         If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either
(1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

         Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

         As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

         o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

         o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

         o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

         o    an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;

         o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

         o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

         o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

         o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

         o to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

         o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

         o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

         o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

         o to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

         o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

         o to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

         o to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

         The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

         In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities


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and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

SUB-SERVICING BY SELLERS

         Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

HAZARD INSURANCE

         Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the


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


maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

         In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.


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

         If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

         In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

         o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

         o second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;


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

         o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

         o    fourth, as a recovery of principal of that loan.

         The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

         General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

         The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

         Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is


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

maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

         FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

         The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the

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


obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

         Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

         Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any


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liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

         o failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the


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


              master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

         Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

         o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;


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         o    failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

         (a) the holders of 100% of the voting interests of the notes of that series consent to the sale;

         (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

         (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien


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except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

         In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

AMENDMENT

         Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

         o    to cure any ambiguity;

         o to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

         o to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the


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security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

         Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

         Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of


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securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

         The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between


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mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share


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certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title


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to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

         Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.


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         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to


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assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

         The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

         A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an


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underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in


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specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

         The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases


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not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional


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provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

         General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement


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securing a contract by voluntary surrender, by "self-help" repossession that is
"peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the


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priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983


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deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service. It is possible that the interest rate


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limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the


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mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

         The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default. Under these assignments,


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the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

         The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and


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financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

         General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the


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lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an


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on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.


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         Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

         (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;


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         (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

         (c) the uncollected court costs;

         (d) the attorney's fees not to exceed $500; and

         (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult


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their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders of securities will vary depending on whether:

         (1) the securities of a series are classified as indebtedness;

         (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

         (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

         (4) the trust fund relating to a particular series of certificates is treated as a partnership.

         Sidley Austin Brown & Wood LLP, special counsel to the depositor, are of the opinion that, for federal income tax purposes:

              o    securities issued as notes will be treated as indebtedness;

              o securities issued as certificates will be treated as one of the following:

                   --   indebtedness;

                   -- beneficial ownership interests in the related trust fund or in its assets;

                   --   "REMIC regular interests" or "REMIC residual interests";
                        or

                   -- "FASIT regular securities" or "FASIT ownership securities".

The latter two treatments would occur in the event that REMIC or FASIT elections, respectively, are made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders" and "--Taxation of Trust as FASIT". Each prospectus supplement will specify which of these treatments applies to the securities being issued. Sidley Austin Brown & Wood LLP is of the opinion that REMIC "regular interests" and "FASIT regular securities" will generally be treated as indebtedness issued by the REMIC or FASIT, as applicable.

         In all cases, each trust fund will be structured to not be subject to an entity level tax, and Sidley Austin Brown & Wood LLP is of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust


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fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

         General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, Sidley Austin Brown & Wood LLP, special counsel to the depositor, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued will deliver an opinion generally to that effect.

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

         (1) Securities held by a domestic building and loan association will constitute "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

         (2) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); and

         (3) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code
         Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

         Debt Securities that are Compound Interest Securities--generally, securities all or a portion of the interest on which is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations issued thereunder on February 2, 1994. A holder of Debt


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Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

         Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied


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by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

         (1) the interest is unconditionally payable at least annually at a "current value" of the index;

         (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

         (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

         (4) the principal payments are not contingent.

         In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on


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the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of
(a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

         Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt


                                      104
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Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

         Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required


                                      105
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to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above.


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Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Sidley Austin Brown & Wood LLP, special counsel to the depositor, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Sidley Austin Brown & Wood LLP will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets, and (3) effective September 1, 1997, Regular Interest Securities held by a FASIT will qualify for treatment as "permitted assets" within the meaning of


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Section 860L(c)(1)(G) of the Code. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

         Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

         Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"). The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.


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TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.


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         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

         (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         (4) the receipt of any fees or other compensation for services rendered by the REMIC.

         It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower


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yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See


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"--Tax Treatment of Foreign Investors." The Small Business Job Protection Act of
1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a Section 593 institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of (1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.


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         If a Residual Interest Security is transferred to a Disqualified
Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

         A transfer to an "eligible corporation", generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.


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         A transfer of a noneconomic residual interest will not qualify under the "formula test" unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

         Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any


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adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, Sidley Austin Brown & Wood LLP, special counsel to the depositor, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act").


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         Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue


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


discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

         Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

         Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.


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


         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

         (1) fails to furnish the trustee with its taxpayer identification number;


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


         (2) furnishes the trustee an incorrect taxpayer identification number;

         (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes


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


excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, Sidley Austin Brown & Wood LLP, special counsel to the depositor, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.


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TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.


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


         Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise


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


payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         (3) prepayment premium payable to the holders of certificates for that month; and

         (4) any other amounts of income payable to the holders of certificates for that month.

         The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

         An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

         Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.


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


         If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

         The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government,


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an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.


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


         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TAXATION OF TRUST AS FASIT

         In the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, if a FASIT election is made with respect to a series of securities, the trust fund will be formed to qualify as a FASIT. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the trust or the holders of FASIT regular interests (such holders, "FASIT Regular Securityholders"). Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the continuing qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust. In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to United States federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for United States federal income tax purposes, While the FASIT provisions of the Code permit the addition of assets to a FASIT Trust during the life of the FASIT Trust, no assets other than Subsequent Receivables will be added to the trust after the initial issuance of the trust's securities and such Subsequent Receivables will be added only during the Funding Period, if any. A receivable may be removed from the trust solely for a breach of a representation or warranty relating to such receivable as set forth in the related sale and servicing agreement. Investors should also note that the FASIT discussion contained in


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


this prospectus constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT Securities. With respect to each series of FASIT Regular Securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for U.S. federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for those purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate which securities of that series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

         Qualification as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT Regular Securities and FASIT Ownership Securities will constitute the "regular interests" and the "ownership interest," respectively, if:

         (1) a FASIT election is in effect,

         (2) tests concerning (A) the composition of the FASIT's assets and (B) the nature of the securityholders' interests in the FASIT are met on a continuing basis, and

         (3) the trust fund is not a regulated investment company as defined in
         Section 851(a) of the Code.

         Asset Composition. In order for the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of, and at all times after, the close of the third month beginning after the closing date. Permitted assets include:

         (1) cash or cash equivalents,

         (2) debt instruments with fixed terms that would qualify as Regular Interests if issued by a REMIC as defined in Section 860D of the Code-- generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

         (3) foreclosure property,

         (4) hedging instruments--generally, interest and currency rate swaps and credit enhancement contracts--that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

         (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

         (6) FASIT regular securities, and


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


         (7) REMIC regular interests.

         Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to that holder.

         Interest in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet additional requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

         A FASIT interest generally qualifies as a regular interest if:

         (1) it is designated as a regular interest,

         (2) it has a stated maturity no greater than thirty years,

         (3) it entitles its holder to a specified principal amount,

         (4) the issue price of the interest does not exceed 125% of its stated principal amount,

         (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

         (6) if it pays interest, that interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or
         (b) a permissible variable rate with respect to that principal amount.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clause (3), (4) or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of FASIT Regular Security known as a High-Yield Interest. In addition, if an interest in a FASIT fails to meet the requirement of clause (6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C Corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire those interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from that interest. See "Material Federal Income Tax Consequences--Taxation of Trust as a FASIT--Treatment of High-Yield Interests." In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the


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


FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of Disqualification. If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the proposed Treasury regulations provide that its FASIT status would be lost for that year and the Issuer will be unable to elect FASIT status in future years without the approval of the Commissioner. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each regular interest outstanding immediately before the cessation of FASIT status over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of regular interests are treated as exchanging their regular interest for interest in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs from the regular interest either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the regular interest increased by any gain recognized on the exchange. Nevertheless, in the opinion of Tax Counsel, if the trust fund fails to qualify as a FASIT it will qualify as a partnership. See "--Taxation of the Trust Fund as Partnership."

TREATMENT OF FASIT REGULAR SECURITIES

         Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from those securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the holder and a principal payment on that security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on the securities in the same manner described for senior securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--OID, Etc." below. Under proposed Treasury regulations, if a non-U.S. person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. FASIT Regular Note holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. person or the United States branch of a non-U.S. person and the non-U.S. regular interest holder is (1) a


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"10 percent shareholder" of the debtor, (2) a "controlled foreign corporation"
and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register. High-Yield Securities may be held only by Eligible Corporations, other FASITs, and some securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

         If the FASIT Regular Security is sold, the securityholder generally will recognize gain or loss upon the sale in the manner described in this prospectus for offered senior securities. See "Taxation of Trust as Partnership--Treatment of Senior Securities--Sale or Other Disposition." In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of losses on the underlying assets, some holders of the security may be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

TREATMENT OF HIGH-YIELD INTERESTS

         High-Yield Interests are subject to special rules regarding the eligibility of holders of that interest, and the ability of the holders to offset income derived from their FASIT Security with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire those interests as inventory. If a securities dealer, other than an Eligible Corporation, initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

         A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders


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


of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of High-Yield Interest. See "Material Federal Income Tax Consequences--FASIT Regular Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under Section 475 of the Code by that holder, then Section 475 of the Code will continue to apply to those securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal Rate, compounded semi-annually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include

         (1) the receipt of income derived from assets that are not permitted assets,

         (2) some types of dispositions of permitted assets,

         (3) the receipt of any income derived from any loan originated by a FASIT, and

         (4) in some cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Notes and Ownership Securities will be subject to backup withholding to the same extent holders of notes would be subject. See "Certain Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Foreign Holders" and "--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Notes and Ownership Securities generally will be treated in the same manner as holders of notes.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore,


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


potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

         Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

         Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

         Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example,


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         o   Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

         o PTCE 95-60, which exempts certain transactions by insurance company general accounts;

         o PTCE 91-38, which exempts certain transactions by bank collective investment funds;

         o PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

         The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. ss.2510.3-101.) The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset Regulations provide that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

         Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation


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of the instrument in question. In the preamble to the Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

         In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

         PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:


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


         (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

         (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

         (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

         The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

         Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

         The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificatessecurities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

         (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;


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         (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

         (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

         (4) the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

         (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

         (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         The trust fund must also meet the following requirements:

         (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

         (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

         (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);


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         (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

         (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the JPMorgan Exemption receiving a lower credit rating from a Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

         (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

             (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

             (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;

         (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

         (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

         (8) the related prospectus or prospectus supplement must describe:

             (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (b) the duration of the pre-funding period;

             (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and


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


             (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

         (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

         (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

         (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

         (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

         (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

         Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA


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


and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

         Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.


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


         As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

         Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has


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


adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

         All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

         The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If JPMorgan acts as agent in the sale of securities, JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

         If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

         The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

         The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

         As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

         The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by Sidley Austin Brown & Wood LLP or any other counsel identified in the prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.


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         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

         The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-109775, under the Securities Act of 1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

         Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. The depositor intends that those reports will be filed only for the duration of the required reporting


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


period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.


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


                                    GLOSSARY

         Whenever used in this prospectus, the following terms have the following meanings:

         "401(c) Regulations" means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

         "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

         "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

         "DOL" means the Department of Labor.

         "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

         "Exemption" means the administrative exemption that the DOL has granted to J. P. Morgan Securities Inc.

         "FASIT" means a "financial asset securitization investment trust" under the Code.

         "FASIT Ownership Securities" means interests in a FASIT that are designated as "ownership interests" in the FASIT under the Code.

         "FASIT Regular Securities" means interests in a FASIT that are designated as "regular interests" in the FASIT under the Code.

         "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

         "High-Yield Interest" means with respect to each of the following FASIT eligibility requirements:

         (1) that the FASIT interest entitles its holder to a specified principal amount;

         (2) that the issue price of the interest does not exceed 125% of its stated principal amount;

         (3) that the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%; and


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

         (4) that if it pays interest, that interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to that principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC an interest in a FASIT that fails to meet one or more of those requirements but otherwise meets all requirements to be treated as a FASIT, and any additional requirements imposed by the IRS; provided, that if the it fails to meet the requirement described in (4) above, the interest payable consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security.

         "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

         "JP Morgan" means J.P. Morgan Securities Inc.

         "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

         "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

         "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

         "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

         "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

         "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

         "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

         "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.


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         "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

         "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "REMIC" means a "real estate mortgage investment conduit" under the Code.

         "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

         "Restricted Group" means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

         "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

         "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

         "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

         "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.


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                                  $376,573,000
                                  (Approximate)

                 C-BASS Mortgage Loan Asset-Backed Certificates,
                                 Series 2004-CB4

                          Credit-Based Asset Servicing
                             and Securitization LLC
                                     Seller

                            Litton Loan Servicing LP
                                    Servicer

                      J.P. Morgan Acceptance Corporation I
                                    Depositor

                   -------------------------------------------
                              Prospectus Supplement
                   -------------------------------------------

                                    JPMorgan
                                    Citigroup
                            Blaylock & Partners, L.P.
                                  July 1, 2004

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates offered hereby in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days following the date of this prospectus supplement.